                           SCHEDULE 14A (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

   PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                             1934 (AMENDMENT NO. )

Filed by the Registrant                                      /X/
Filed by a Party other than the Registrant                   / /

Check the appropriate box:

/ /          Preliminary Proxy Statement
/ /          Confidential, for Use of the Commission Only (as permitted by
             Rule 14a-6(e)(2))
/X/          Definitive Proxy Statement
/ /          Definitive Additional Materials
/ /          Soliciting Material Pursuant to Section 240.14a-11(c) or
             Section 240.14a-12

             Coram Healthcare Corporation
             ------------------------------------------------------------------
             (Name of Registrant as Specified in its Charter)


             ------------------------------------------------------------------
             (Name of Person(s) Filing Proxy Statement, if other than the

Registrant) Payment of Filing Fee (Check the appropriate box):

/X/          No fee required.

/ /          Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
             0-11.

(1)          Title of each class of securities to which transaction applies:
(2)          Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)          Proposed maximum aggregate value of transaction:
(5)          Total fee paid:

/ /          Fee paid previously with preliminary materials.
/ /          Check box if any part of the fee is offset as provided by
             Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)          Amount Previously Paid:
(2)          Form, Schedule or Registration Statement No.:
(3)          Filing Party:
(4)          Date Filed:

                                                           CORAM HEALTHCARE LOGO

Donald J. Amaral
Chairman of the Board


                                                                   June 23, 1999


Dear Stockholder:

     You are cordially invited to attend the 1999 Annual Meeting of Stockholders of Coram Healthcare Corporation (the "Company"), which will be held on Thursday, August 5, 1999 at 12:00 noon local time, at The Oxford Hotel, 1600 Seventeenth Street, Denver, Colorado. In addition to the matters to be acted upon at the meeting, which are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement, there will be a report to the stockholders on the operations of the Company. I hope that you will be able to attend.

     Whether or not you plan to be at the meeting, please be sure to complete, date, sign and return the proxy card enclosed with this letter and the accompanying Proxy Statement as promptly as possible so that your shares may be voted in accordance with your wishes. Your vote, whether given by proxy or in person at the meeting, will be held in confidence by the Inspector of Election for the meeting.

                                            Sincerely,
                                            /s/ DONALD J. AMARAL

                                            DONALD J. AMARAL
                                            Chairman of the Board

                          CORAM HEALTHCARE CORPORATION
                      1125 SEVENTEENTH STREET, SUITE 2100
                             DENVER, COLORADO 80202

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 5, 1999

To the Stockholders of Coram Healthcare Corporation:

     NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders of Coram Healthcare Corporation, a Delaware corporation ("Coram" or the "Company"), will be held on Thursday, August 5, 1999, at 12:00 noon local time, at The Oxford Hotel, Denver, Colorado (the "Meeting"), for the following purposes:

          (1) To elect six directors, Donald J. Amaral, William J. Casey, Stephen A. Feinberg, Richard A. Fink, Richard M. Smith, and L. Peter Smith, to serve until the 2000 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

          (2) To approve an amendment to the Company's Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of the Company's $.001 par value common stock (the "Common Stock") from 100,000,000 to 150,000,000;

          (3) To approve certain options to purchase shares of the Company's Common Stock granted to four directors of the Company, Richard A. Fink, William J. Casey, Stephen G. Pagliuca and L. Peter Smith, on September 9, 1998;

          (4) To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the Company's 1999 fiscal year; and

          (5) To transact such other business as may properly come before the Meeting or any adjournments thereof.

     These matters are more fully described in the accompanying Proxy Statement. The Board of Directors of the Company has fixed the close of business on June 15, 1999 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Meeting. Only holders of the Company's Common Stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Meeting. A complete list of stockholders entitled to vote at the Meeting will be available for examination during normal business hours by any stockholder, for purposes related to the Meeting, for a period of ten days prior to the Meeting, at the Company's corporate offices located at 1125 Seventeenth Street, Suite 2100, Denver, Colorado 80202.

     You are cordially invited to attend the Meeting. Whether or not you plan to attend the Meeting in person, please complete, date and sign the accompanying proxy card and return it promptly in the enclosed envelope to ensure that your shares are represented and voted in accordance with your wishes. If you choose, you may still vote in person at the Meeting even though you previously submitted your proxy. You may revoke your proxy by following the procedures set forth in the accompanying Proxy Statement.

                                            By order of the Board of Directors,
                                            /s/ RICHARD M. SMITH

                                            Richard M. Smith, Chief Executive
                                            Officer
                                              and President

Denver, Colorado

June 23, 1999

                          CORAM HEALTHCARE CORPORATION
                      1125 SEVENTEENTH STREET, SUITE 2100
                             DENVER, COLORADO 80202
                             ---------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                 AUGUST 5, 1999
                             ---------------------

                              GENERAL INFORMATION


     This Proxy Statement and the accompanying proxy card are being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Coram Healthcare Corporation, a Delaware corporation ("Coram" or the "Company"), to be used at the 1999 Annual Meeting of Stockholders of the Company to be held on Thursday, August 5, 1999 at 12:00 noon, local time, at The Oxford Hotel, 1600 Seventeenth Street, Denver, Colorado, and at any adjournment or postponement thereof (the "Meeting"). This Proxy Statement and the accompanying proxy card are first being mailed to the holders of the Company's common stock, $.001 par value per share (the "Common Stock"), on or about June 23, 1999. The Company's Annual Report to Stockholders, which includes financial statements for the fiscal year ended December 31, 1998, is being mailed or delivered concurrently with this Proxy Statement to stockholders entitled to vote at the Meeting.



     Stockholders of the Company represented at the Meeting will consider and vote upon (i) the election of six directors, Donald J. Amaral, William J. Casey, Stephen A. Feinberg, Richard A. Fink, Richard M. Smith, and L. Peter Smith, to serve on the Board of Directors until the 2000 Annual Meeting of Stockholders of the Company and until their successors are duly elected and qualified; (ii) to approve an amendment to the Company's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), to increase the number of authorized shares of the Company's Common Stock from 100,000,000 to 150,000,000;
(iii) to approve certain options to purchase shares of the Company's Common Stock granted to four directors of the Company, William J. Casey, Richard A. Fink, Stephen G. Pagliuca and L. Peter Smith, on September 9, 1998; (iv) to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1999; and (v) such other business as may properly come before the Meeting or any adjournments thereof. The Company is not aware of any other business to be presented for consideration at the Meeting.


                       VOTING AND SOLICITATION OF PROXIES


     The enclosed proxy provides that each stockholder may specify that his or her shares be voted "FOR" the election of the named nominees to the Board of Directors or that authority to vote such shares be "WITHHELD" as to all nominees or any individual nominee or nominees; and voted "FOR," "AGAINST" or "ABSTAIN" from voting with respect the approval of (i) the proposed amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock; (ii) the approval of certain options to purchase shares of Company's Common Stock granted to four directors of the Company on September 9, 1998; and (iii) the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1999.



     A majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum at the Meeting. The affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote on the subject matter will be the act of the Company's stockholders as to all matters that will come before the Meeting, except with respect to the election of directors (Proposal 1) as to which the six nominees receiving the highest number of votes will be elected and with respect to the proposal to amend the Company's Certificate of Incorporation (Proposal 2), which requires the affirmative vote of a majority of the shares of Common Stock issued and outstanding. Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion if permitted by the stock exchange or other organization of which they are members. Members of the New York Stock Exchange ("NYSE") are permitted to vote their clients' proxies in their own discretion as to the election of directors if the clients have not furnished voting instructions within ten days of the Meeting. Certain proposals other than the election of directors are "non-discretionary" and brokers who have received no instructions from their clients do not have discretion to vote on those items. When a broker votes a client's shares on some but not all of the proposals at a meeting, the missing votes are referred to as "broker non-votes." Those shares will be included in determining the presence of a quorum at the Meeting, but are not considered "present" for purposes of voting on the non-discretionary proposals. They have no direct impact on the outcome of such proposals; however, they will have the effect of a vote against the Proposal 2, which requires the affirmative vote of a majority of the shares issued and outstanding. Abstentions will be counted in tabulations of the votes cast on proposals presented to stockholders. Therefore, an abstention is the equivalent of a vote against a proposal. Execution of a proxy given in response to this solicitation will not affect a stockholder's right to attend the Meeting and to vote in person.


     Presence at the Meeting of a stockholder who has signed a proxy does not alone revoke a proxy. Any proxy may be revoked by any stockholder who attends the Meeting and gives oral notice of his or her intention to vote in person without compliance with any other formalities. Any stockholder who executes and returns a proxy may revoke it by executing a subsequent proxy or by giving written notice of revocation to the Secretary of the Company at any time before it is voted at the Meeting. The persons named in the proxies will have discretionary authority to vote all proxies with respect to additional matters that are properly presented for action at the Meeting. As of the date hereof, the Company is not aware of any such matters.


     The Company has fixed the close of business on June 15, 1999 as the record date for determining the holders of its Common Stock who will be entitled to notice of and to vote at the Meeting (the "Record Date"). On that date, the Company had approximately 49,499,663 issued and outstanding shares of its Common Stock, which are the only outstanding shares of capital stock of the Company having general voting rights. Holders of the Company's Common Stock are entitled to one vote for each share owned of record.


     Solicitation of proxies for use at the Meeting may be made in person or by mail, telephone or telegram, by directors, officers and employees of the Company and MacKenzie Partners, Inc. Other than MacKenzie Partners, Inc., which shall receive a proxy solicitation fee of approximately $5,000, such persons will receive no additional compensation for any solicitation activities. The Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse those banks and brokers for their reasonable out-of-pocket expenses in connection with such solicitation. The Company will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement and the enclosed proxy card, and of soliciting proxies.

     Boston EquiServe, the transfer agent and registrar for the Common Stock, has been appointed by the Board of Directors to serve as Inspector of Election at the Meeting (the "Inspector"). All proxies and ballots delivered to the Inspector shall be kept confidential by the Inspector.

INFORMATION CONCERNING MEMBERS AND NOMINEES TO THE BOARD OF DIRECTORS


     Information is set forth below concerning the members and nominees for election as directors of Coram. All of the nominees for election as directors at the Meeting are incumbent directors of Coram. Each member and nominee has furnished information as to his beneficial ownership of Common Stock as of February 28, 1999, and, if not employed by Coram, the nominee's principal occupation. Each nominee has consented to being named in this Proxy Statement as a nominee for director of Coram and has agreed to serve as a director of Coram if elected. Except as provided below, none of the nominees for director entered into any arrangement or understanding pursuant to which such person was to be selected as a director or nominee for director. Stephen G. Pagliuca has declined to stand for re-election to the Board of Directors. Mr. Pagliuca has not informed the Company of any disagreement with the Company on any matter relating to the Company's operations, policies, or practices.

                                                                                 DIRECTOR
                NAME                   AGE          POSITION WITH CORAM           SINCE
                ----                   ---          -------------------          --------
Donald J. Amaral.....................  46          Chairman of the Board*          1995
William J. Casey.....................  54                Director*                 1997
Stephen A. Feinberg..................  39                Director*                 1998
Richard A. Fink......................  44                Director*                 1994
Stephen G. Pagliuca..................  44                Director                  1994
L. Peter Smith.......................  50                Director*                 1994
Richard M. Smith.....................  40    Director, Chief Executive Officer,    1999
                                                       and President*


---------------

* Indicates such director has been nominated for re-election as a director.

     Mr. Amaral was appointed Chairman of the Company's Board of Directors in September 1997. Mr. Amaral has served as a director of the Company since October 1995, Chief Executive Officer of the Company from October 1995 through April 23, 1999, and as President from October 1995 through December 1997. Previously, he was President and Chief Operating Officer of OrNda Healthcorp ("OrNda") from April 1994 to August 1995, and served in various executive positions with Summit Health Ltd. ("Summit") from October 1989 to April 1994, including President and Chief Executive Officer between October 1991 and April 1994. Summit was merged into OrNda in April 1994. Mr. Amaral is also a member of the Board of Directors of Meditrust Corporation and CareMatrix Corporation.

     Mr. Casey has served as a director of Coram since September 1997. Since 1983, Mr. Casey has served as a consultant in the healthcare industry, specializing in hospital management evaluation, hospital planning, managed care contracting and turnaround services. From 1986 to the present, Mr. Casey has also served as Contract Administrator for Emergency Department Physicians' Medical Group, Inc. and its affiliated medical groups, which provide physician services to non-governmental facilities. In addition, from 1988 to the present, Mr. Casey has served as Contract Administrator for NP Medical Group, Inc., which provides physician services to government facilities. Mr. Casey also serves as a director of TriCounties Bank.


     Mr. Feinberg has served as a director of Coram since June 1998. He was designated to serve on the Board of Directors pursuant to an agreement (the "Securities Exchange Agreement") between the Company and the holders of the Company's Series A Senior Subordinated Notes ("Series A Notes") and Series B Senior Subordinated Convertible Notes ("Series B Notes"). Pursuant to the terms of the Securities Exchange Agreement, Mr. Feinberg has also been designated as a member of the Audit Committee and the Compensation Committee. Mr. Feinberg has managed separate pools of capital since 1985. Through Cerberus Capital Management, L.P., and its affiliates, Mr. Feinberg currently manages approximately ten funds which make investments in publicly traded and private bank debt, trade claims, large and middle market bank loans, distressed real estate and public and private equity, including post-bankruptcy equity.



     Mr. Fink has served as a director of Coram since July 1994. Mr. Fink has been a partner of the law firm of Brobeck, Phleger & Harrison LLP since October 1987.


     Mr. Pagliuca has served as a director of Coram since July 1994. Mr. Pagliuca founded Information Partners, a venture capital and management buyout company based in Boston, Massachusetts, in 1989 and has been its Managing Director since that time, focusing on health care and information industry private-equity investment opportunities. Mr. Pagliuca is also the Chairman of the Board of Wesley Jensen Corporation and serves on the Board of Directors of Dade International, Physicians Quality Care, Inc., Vivra, Inc. and Physio Control, Inc.

     Mr. L. Peter Smith has served as a director of Coram since July 1994. Between November 1993 and July 1994, Mr. Smith was a director of Medisys, Inc. Mr. Smith served as the Managing Partner of AllCare Health Services, Inc., which was acquired by Medisys in December 1992. Mr. Smith is also Chief Executive Officer and serves on the Board of Directors of Ralin Medical, Inc., a company specializing in cardiac disease management. Mr. Smith also serves on the Board of Directors of Sabratek Corporation and AMSYS, Inc.

     Mr. Richard M. Smith has served as the President of Coram since December 1997, and was elected Chief Executive Officer and a director effective April 23, 1999. Mr. Smith also served as Secretary from July 1995 to April 1999. Mr. Smith served as Chief Financial Officer from August 1995 to March 1998, prior to which time he served as Vice President, Tax and Treasury, from October 1994 to August 1995. From November 1993 to October 1994, Mr. Smith served as Vice President, Finance and Treasurer, and Assistant Secretary, of CoreSource, Inc., a health care company specializing in third party claims administration, workers compensation and integrated health delivery systems.


                MEETINGS AND COMMITTEES OF THE BOARD DURING 1998


     From January 1, 1998 through June 1998, the Company's Board of Directors consisted of Donald J. Amaral, William J. Casey, Richard A. Fink, L. Peter Smith, and Stephen G. Pagliuca. In June 1998, Stephen A. Feinberg was elected to the Board of Directors in accordance with the Securities Exchange Agreement.



     The Coram Board of Directors met 18 times during the fiscal year ended December 31, 1998. Other than as described below, each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held subsequent to the date of his election or appointment to the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served. Mr. Pagliuca and Mr. Feinberg attended 44% and 43%, respectively, of the meetings of the Board of Directors held during 1998, and Mr. Feinberg did not attend the one meeting of the Audit Committee and the one meeting of the Compensation Committee that occurred following his appointment to the Board of Directors, Audit Committee and the Compensation Committee.


     The Board of Directors has established an Audit Committee, a Compensation Committee, a Nominating Committee, a Quality Assurance and Compliance Committee and an Executive Committee.

     Audit Committee. Through June 1998, the Audit Committee consisted of Messrs. Casey and L. Peter Smith, each a non-employee director of Coram. In June 1998, Mr. Feinberg was appointed to the Audit Committee in accordance with the Securities Exchange Agreement. The Audit Committee's principal functions are:
(i) to recommend to the Board of Directors the independent public accountants to be engaged by Coram and to arrange or approve the details of their engagement, including the remuneration to be paid; (ii) to review with the independent public accountants Coram's general policies and procedures with respect to audits and accounting and financial controls, the general accounting and reporting principles and practices applied in preparing the financial statements and conducting financial audits of Coram, and to recommend to management changes or improvements therein; and (iii) to perform such other functions as the Board of Directors may from time to time designate. The Audit Committee met two times during the fiscal year ended December 31, 1998.

     Compensation Committee. Through June 1998, the Compensation Committee consisted of Messrs. Pagliuca and L. Peter Smith, each a non-employee director of Coram. In June 1998, Mr. Feinberg was appointed to the Compensation Committee in accordance with the Securities Exchange Agreement. The Compensation Committee's principal functions are: (i) to recommend to the Coram Board of Directors the salaries and other terms of employment for the senior executive officers of Coram and make recommendations to the Coram Board of Directors with respect to proposals for new benefits, incentive plans or programs; and (ii) to administer the Company's 1994 Stock Option/Stock Issuance Plan (the "Stock Option Plan") and grant stock options and stock issuances thereunder to all eligible individuals, including members of the executive and managerial group. The Compensation Committee met twice during the fiscal year ended December 31, 1998.

     Nominating Committee. The Nominating Committee consisted of Messrs. Amaral and L. Peter Smith until June 1998. Thereafter, Messrs. Amaral and Fink were the members of this committee. The Nominating Committee's principal function is to nominate persons for election to the Board of Directors at Coram's annual stockholder meetings or for vacancies if and as they arise. The Nominating Committee will consider nominations made by a stockholder provided that such stockholder complies with certain procedures set forth in the By-Laws of the Company. Such stockholder nominations must be made in writing to the Secretary of the Company in a timely fashion. To be timely, notice must be delivered to or mailed and received at the principal executive offices of the Company no less than 30 days nor more than 60 days prior to the meeting to which such nomination relates; provided, however, that if less than 40 days' notice or prior public disclosure of the meeting is given or made to stockholders, to be timely, notice by the stockholder must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's written notice must set forth: (a) as to each person whom the stockholder proposes to nominate,
(i) the name, age, business address and residence address of the proposed nominee, (ii) the principal occupation or employment of the proposed nominee,
(iii) the class and number of shares of the Company which are beneficially owned by the proposed nominee, and (iv) any other information relating to the proposed nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder and (ii) the class and number of shares of the Company which are beneficially owned by the stockholder. The Company may require any proposed nominee to furnish such other reasonable information in order to determine the eligibility of such proposed nominee to serve as a director of the Company. The Nominating Committee had no meetings during 1998.



     Quality Assurance and Compliance Committee. The Quality Assurance and Compliance Committee was established by the Board of Directors in February 1995 and, in 1998, the committee was comprised of Messrs. Casey and Fink. This committee is responsible for overseeing and ensuring Coram's compliance with applicable laws, regulations, and Coram's corporate code of conduct, as well as providing oversight of Coram's corporate compliance program as it relates to the conduct of its business to ensure that the standards of business, professional, legal and personal ethics are being met by Coram in the delivery of its services and products. The Quality Assurance and Compliance Committee met two times during the fiscal year ended December 31, 1998.



     Executive Committee. The Executive Committee was established by the Board of Directors in September 1997, to have and be able to exercise when the Board of Directors of the Corporation is not in session all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation other than those as to which the Board of Directors is required to act as a whole under the Delaware General Corporation Law. Through June 1998, the Executive Committee consisted of Messrs. Amaral, Fink, Pagliuca and L. Peter Smith. Since June 1998, the Executive Committee consisted of Messrs. Amaral, Pagliuca and L. Peter Smith. The Executive Committee also has the power to review merger and acquisition proposals and make recommendations to the Board of Directors with respect to such proposals, and have such other powers as may lawfully be delegated to it by the Board of Directors, not in conflict with specific powers conferred by the Board of Directors upon any other committee thereof appointed by it, from time to time. The Executive Committee had no meetings in 1998.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


     Section 16 of the Exchange Act requires Coram's directors, executive officers and persons who beneficially own greater than 10% of a registered class of Coram's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") and the New York Stock Exchange ("NYSE"). Based solely upon its review of copies of the
Section 16 reports Coram has received and written representations from certain reporting persons, Coram believes that during its fiscal year ended December 31, 1998, all of its directors, executive officers and greater than 10% beneficial owners were in compliance with these filing requirements, with the exception of the following: (i) Donald J. Amaral filed a late Statement of Changes in Beneficial Ownership on Form 4 for the 6,081 shares of Common Stock he received in lieu of salary for February 1998; (ii) Brendan K. Beggin, the Company's former Vice President of Reimbursement, inadvertently overstated his ownership of shares of Common Stock by 200 shares on the Initial Statement of Beneficial Ownership of Securities on Form 3 filed in July 1998 (an amended Form 3 was filed); (iii) Linda M. McBride, the Company's Vice President of Marketing, filed a late Statement of Changes in Beneficial Ownership on Form 4 for her June 1998 acquisition under the Company's Employee Stock Purchase Plan of 100 shares of Common Stock; and (iv) Joseph D. Smith inadvertently failed to disclose 212 shares of Common Stock in his Annual Statement of Beneficial Ownership of Securities on Form 5 in December 1997 (an amended Form 5 was filed in 1998).

                               EXECUTIVE OFFICERS

     The following table sets forth certain information concerning each of the executive officers of Coram. The executive officers serve at the pleasure of the Board of Directors of Coram. Biographical information with respect to Richard M. Smith is set forth under the caption "Information Concerning Members and Nominees to the Board of Directors" above.


                NAME                   AGE               POSITION(S) WITH CORAM
                ----                   ---               ----------------------
Richard M. Smith.....................  40    Chief Executive Officer, President, and
                                             Director
Scott R. Danitz......................  42    Vice President and Controller
Scott T. Larson......................  36    Senior Vice President, General Counsel, and
                                             Secretary
Domenic A. Meffe.....................  34    President, Coram Prescription Services division
Vito Ponzio, Jr......................  44    Senior Vice President, Human Resources
Paul J. Quiner.......................  40    Senior Vice President, Mergers and Acquisitions
Wendy L. Simpson.....................  50    Executive Vice President and Chief Financial
                                             Officer
Joseph D. Smith......................  40    Chief Operating Officer and President, Resource
                                             Network division


     Scott R. Danitz has served as the Company's Vice President and Controller since January 1998. Previously, Mr. Danitz was employed by First Data Corporation from 1989 through 1997 and held various positions, the most recent of which had been Vice President and Controller, Payment Instruments division.

     Scott T. Larson has served as the Company's Senior Vice President and General Counsel since July 1998 and was elected Secretary in April 1999. Previously, Mr. Larson served as the Company's Vice President and Legal Counsel from March 1996 to July 1998 and as Assistant General Counsel from July 1994 through February 1996. Between December 1991 and July 1994, Mr. Larson served as Corporate Counsel and later as Assistant General Counsel for T2 Medical, Inc. ("T2 Medical"). Before joining T2 Medical, Mr. Larson was employed as an attorney with the Atlanta-based law firm of Alston & Bird.


     Domenic A. Meffe has served as the Vice President and General Manager of the Company's Coram Prescription Services division since November 1997 and was appointed to serve as the division's President in January 1998. Prior to joining Coram, Mr. Meffe was the Chief Operating Officer of Columbia Pharmacy Solutions, the prescription benefit management and mail order pharmacy division of Columbia/HCA Healthcare Corporation. Mr. Meffe served in that position with Columbia Pharmacy Solutions from March 1994 to October 1997.


     Paul J. Quiner has served as Senior Vice President, Mergers and Acquisitions since July 1998. Mr. Quiner served as Senior Vice President and General Counsel of Coram from March 1996 to July 1998 and as Assistant General Counsel from July 1994 through February 1996. From September 1992 to July 1994, Mr. Quiner served as Assistant General Counsel for T2 Medical. Previously, Mr. Quiner was a partner in the Atlanta-based law firm of Alston & Bird.

     Vito Ponzio, Jr. has served as the Company's Senior Vice President, Human Resources since September 1998. Previously, Mr. Ponzio served as the Company's Vice President of Human Resources from February 1996 to September 1998 and as Director of Human Resources from February 1994 to February 1996.

     Wendy L. Simpson has served as Executive Vice President and Chief Financial Officer since March 1998. Previously, Ms. Simpson held the positions of Executive Vice President, Chief Operating Officer and Chief Financial Officer for Transitional Hospitals Corporation from July 1994 to July 1997. From March 1991 to June 1994, she was Chief Financial Officer and Principal of Weisman Taylor Simpson &

Sabatino. Ms. Simpson also serves on the Board of Directors of LTC Properties, Inc., a real estate investment trust.

     Joseph D. Smith has served as the Company's Chief Operating Officer since January 1999 and has been President of the Resource Network division since March 1998. Prior to that time, Mr. Smith served as Chief Operating Officer of the East of the Company beginning in December 1996. Preceding that and since September 1994, Mr. Smith had served as Area Vice President, Northeast of the Company. From 1993 until September 1994, Mr. Smith was the Eastern Area Vice President of H.M.S.S., Inc., a regional home infusion company acquired by Coram in September 1994.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS

     Fees for Board Service. Under current Company policy, non-employee directors earn $2,000 for each Board of Directors meeting attended in person and $750 for each Board of Directors meeting attended by telephone conference call. No compensation is earned for participating at meetings of committees of the Board of Directors. Employee directors earn no additional compensation for services as a director. All directors are entitled to reimbursement for expenses incurred in connection with attending meetings of the Board of Directors or committees thereof. Compensation for participation in the Board of Directors is at the discretion of the Board.

     Mr. Amaral, the only director who was also an employee in 1998, received no additional compensation for service on the Board of Directors. In addition to the reimbursement of out-of-pocket expenses relating to meeting attendance, non-employee directors of Coram earned the following compensation for Board meetings attended during fiscal 1998:

William J. Casey..........................................   $14,500
Richard A. Fink...........................................    16,000
Stephen A. Feinberg.......................................     2,250
Stephen G. Pagliuca.......................................     7,250
L. Peter Smith............................................    14,500


     Outside Directors' Automatic Option Grant Program. Non-employee members of the Board of Directors participate in the Automatic Option Grant Program in effect under the Company's Stock Option Plan. On the date of each annual meeting of Coram's stockholders, each individual who will continue to serve as a non-employee Board member receives a non-statutory stock option to purchase 2,500 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the automatic option grant date. Each individual who continued to serve as a non-employee Board member on June 24, 1998 received an automatic option grant under the program for 2,500 shares of Common Stock at an exercise price of $2.00 per share, the fair market value on such date. Additionally, each non-employee individual, upon being newly appointed or elected to Coram's Board of Directors, is automatically granted, at the time of such initial election or appointment, a non-statutory option to purchase 75,000 shares of Common Stock. In 1998, options to purchase 75,000 shares relating to newly appointed/elected individuals were granted to Mr. Feinberg upon his appointment to the Board of Directors on June 24, 1998, at an exercise price of $2.00 per share. With regard to the stock options for both the newly appointed/elected Board members and the continuing Board members, each option is immediately exercisable for all of the option shares. However, any shares purchased under the option will be subject to repurchase by Coram at the original exercise price paid per share upon the optionee's cessation of Board of Directors service prior to vesting of such shares. The optionee's option shares will vest in a series of equal monthly installments over twelve (12) months of Board of Directors service measured from the automatic option grant date. The shares subject to each automatic option grant under the Stock Option Plan will, however, vest in full upon (i) the optionee's cessation of Board service due to death or disability, (ii) an acquisition of Coram by merger or asset sale or
(iii) a change in control of Coram.

     Each automatic option granted to the non-employee Board members includes a limited stock appreciation right which allows the optionee, upon the successful completion of a hostile tender offer for more than 50% of Coram's outstanding securities, to surrender that option to Coram, in return for a cash distribution in an amount per surrendered option share equal to the highest price per share of Coram Common Stock paid in the tender offer less the exercise price payable per share.

     Other Director Options. In September 1998, the Board granted options to purchase 75,000 shares of the Company's Common Stock to each of Messrs. Casey, Fink, L. Peter Smith and Pagliuca at an exercise price of $1.6875 per share. These options were granted subject to stockholder approval. See "Proposal 3:
Proposal to Approve Stock Options Granted to Four Directors of the Company."

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the annual and long-term compensation earned by the Chief Executive Officer serving in that capacity at December 31, 1998, the four most highly compensated executive officers of the Company (other than such Chief Executive Officer) who were serving as executive officers of the Company at the end of 1998 (collectively the "Named Executive Officers") for services rendered in all capacities to the Company and its subsidiaries for the years ended December 31, 1998, 1997 and 1996:

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                                                     COMPENSATION
                                                   ANNUAL COMPENSATION                  AWARDS
                                       -------------------------------------------   -------------
           NAME AND                                                 OTHER ANNUAL     STOCK OPTIONS
    PRINCIPAL POSITION(1)       YEAR    SALARY       BONUS(2)      COMPENSATION(3)        (#)
    ---------------------       ----   --------     ----------     ---------------   -------------
Donald J. Amaral                1998   $650,000(5)  $1,000,000(6)        $--                 --
  Director and Chairman         1997    623,076         90,000           --             300,000
  of the Board(4)               1996    600,000        600,000(7)        --                  --
Richard M. Smith                1998   $320,000     $  187,500(9)        $--            175,000
  Chief Executive Officer,      1997    252,732        250,000           --             650,000(10)
  President and Director(8)     1996    201,458        205,500           --                  --
Joseph D. Smith                 1998   $264,827     $  217,500(9)        $--             50,000
  Chief Operating Officer       1997    235,809         50,000           --             300,000(11)
  and President, Resource       1996    148,425        116,750           --              25,000
  Network division
Paul J. Quiner                  1998   $208,731     $  138,750(9)        $--             62,500
  Senior Vice President,        1997    185,000         35,000           --             137,500(12)
  Mergers and Acquisitions      1996    180,270         83,750           --              25,000
Christopher J. York             1998   $264,827     $  187,500(9)        $--                 --
  Former Chief Operating        1997    235,809         50,000           --             325,000(14)
  Officer, West (13)            1996    161,501        117,375           --              50,000

---------------

 (1) Unless otherwise indicated, see information above under captions "Information Concerning Members and Nominees to the Board of Directors" and "Executive Officers" for employment history.


 (2) Unless otherwise indicated, reflects performance, retention and discretionary bonuses paid in 1998, 1997 and 1996 for services rendered to the Company in 1997, 1996 and 1995, respectively.


 (3) Does not include perquisites aggregating in dollar value less than the lesser of $50,000 or 10% of the individual's annual salary and bonus reported for such individual for the year presented.

 (4) Mr. Amaral served as Chief Executive Officer from October 1995 through April 1999.

 (5) Represents base salary received in cash (50%) and Common Stock (50%). The shares were valued at the time the compensation was paid based upon the lesser of the closing price of the Common Stock on the last business day of the month or the average closing price of the Common Stock during the 30 business days ending on the last business day of the month.

 (6) Represents payment of a contingent bonus for completing the refinancing of the Company's debt through the completion of the transactions contemplated by the Securities Exchange Agreement.

 (7) In April 1997, fifty percent of Mr. Amaral's 1996 bonus was paid in cash and fifty percent was paid in shares of Common Stock of the Company based on the average closing price of the Company's Common Stock on the NYSE in the 30-day period immediately preceding the issuance of such shares of Common Stock.

 (8) Mr. Smith was elected to serve as Chief Executive Officer and a director in April 1999.

 (9) Represents retention bonuses earned in 1998 and paid in 1999 except as to Mr. J. Smith, of which $30,000 of the amount disclosed represents a performance bonus earned and paid in 1998.


(10) Consists of 325,000 newly issued stock options under the Stock Option Plan and the reissuance of 325,000 stock options under the Stock Option Plan.



(11) Consists of 150,000 newly issued stock options under the Stock Option Plan and the reissuance of 150,000 stock options under the Stock Option Plan.



(12) Consists of 62,500 newly issued stock options under the Stock Option Plan and the reissuance of 75,000 stock options under the Stock Option Plan.


(13) Mr. York resigned in February 1999.


(14) Consists of 150,000 newly issued stock options under the Stock Option Plan and the reissuance of 175,000 stock options under the Stock Option Plan.


OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning options granted to each of the Named Executive Officers during the year ended December 31, 1998. In addition, in accordance with the rules of the Commission, hypothetical gains or "option spreads" that would exist for the respective options are also shown. These gains are based on assumed rates of annual compounded stock price appreciation of 5% and 10% from the date the options were granted over the full option term. No stock appreciation rights were granted to the Named Executive Officers during the fiscal year ended December 31, 1998.

                                         INDIVIDUAL GRANTS
                       -----------------------------------------------------  POTENTIAL REALIZABLE VALUE AT
                       NUMBER OF    % OF TOTAL                                ASSUMED ANNUAL RATES OF STOCK
                       SECURITIES    OPTIONS      EXERCISE                         PRICE APPRECIATION
                       UNDERLYING   GRANTED TO     PRICE                           FOR OPTION TERM(1)
                        OPTIONS    EMPLOYEES IN     PER                       -----------------------------
        NAME            GRANTED    FISCAL YEAR     SHARE     EXPIRATION DATE    0%         5%        10%
        ----           ----------  ------------   --------   ---------------  -------   --------   --------
Donald J. Amaral.....          --        --%       $   --          --         $    --   $     --         --
Paul J. Quiner.......      62,500      2.29         2.000     June 24,2008         --     78,612    199,218
Joseph D. Smith......      50,000      1.83         2.375     March 11,2008        --     74,681    189,257
Richard M. Smith.....     175,000      6.40         2.250    August 10, 2008       --    247,627    627,536
Christopher J.                 --        --            --          --              --         --         --
  York...............

---------------

(1) Potential realizable value is determined by taking the exercise price per share and applying the stated annual appreciation rate compounded annually for the term of the option, subtracting the exercise price per share at the end of the period and multiplying the remaining number by the number of options granted. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Coram Common Stock and overall stock market conditions. Does not reflect changes in the market price of Coram Common Stock subsequent to December 31, 1998.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth information concerning the aggregate number of options exercised during the year ended December 31, 1998 by each of the Named Executive Officers and outstanding options held by each such officer at December 31, 1998. None of the Named Executive Officers exercised any stock appreciation rights during the 1998 fiscal year. No stock appreciation rights were held by the Named Executive Officers at the end of the 1998 fiscal year.

                                                       NUMBER OF UNEXERCISED             IN-THE-MONEY
                               SHARES                       OPTIONS AT                    OPTIONS AT
                              ACQUIRED                   DECEMBER 31, 1998           DECEMBER 31, 1998(1)
                                 ON       VALUE     ---------------------------   ---------------------------
            NAME              EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              --------   --------   -----------   -------------   -----------   -------------
Donald J. Amaral............    --         --        2,300,000       200,000          --             --
Paul J. Quiner..............    --         --           83,332       116,668          --             --
Joseph D. Smith.............    --         --          176,562       173,438          --             --
Richard M. Smith............    --         --          371,875       453,125          --             --
Christopher J. York.........    --         --          192,707       132,293          --             --

---------------

(1) Whether an option is "in-the-money" is determined by subtracting the exercise price of the option from the closing price for the Common Stock as reported by the NYSE on December 31, 1998 ($1.875). If the amount is greater than zero, the option is "in-the-money." For the purpose of such calculation, the exercise price per share is the applicable exercise price as of December 31, 1998 and does not reflect market price changes subsequent to December 31, 1998.


     Shares subject to options granted under the Stock Option Plan to the Company's Named Executive Officers will immediately vest in full upon (i) an acquisition of the Company by merger or asset sale in which such options are not to be assumed by the acquiring entity or, (ii) if such options are so assumed, the subsequent involuntary termination of the optionee's employment within eighteen months following such acquisition. In addition, the Compensation Committee, as the Stock Option Plan administrator, has the authority to provide for the accelerated vesting of the shares of the Company's Common Stock subject to outstanding options held by the Named Executive Officers, or any unvested shares actually held by those individuals under the Stock Option Plan, in connection with a hostile take-over of the Company effected through a successful tender offer for more than 50% of the Company's outstanding securities or through a change in the majority of the Board of Directors as a result of one or more contested elections for Board membership or in the event such individual's employment were to be involuntarily terminated following such hostile take-over.


EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL
ARRANGEMENTS

     The Company has entered into or anticipates entering into employment and/or severance agreements with its Named Executive Officers and certain other executive officers as described below.

     Donald J. Amaral. On October 13, 1995, Coram entered into an employment agreement with Donald J. Amaral, for a three-year term commencing on such date, unless otherwise terminated in accordance with the terms thereof. The Company extended the agreement to Mr. Amaral to attract and retain his services in light of the downturn in the Company's business and its uncertain prospects, as he has been considered critical to Coram's future success in the Company's turn-around period. Under the agreement, Mr. Amaral initially received a base salary of $600,000 per annum, and the right to receive a performance bonus based on the Company's reaching certain performance targets determined annually by the Compensation Committee. If Mr. Amaral's employment is terminated by the Company other than for cause or by Mr. Amaral in the event that the Company fails to comply with any material provision of the agreement, Mr. Amaral will be entitled to receive his base salary through the longer of (i) the remaining term of the agreement or (ii) twelve months, plus a bonus payable after the end of each of the Company's fiscal years thereafter through 1998 in an amount equal to the average bonus earned by Mr. Amaral during the employment period. Under the agreement, Mr. Amaral was also granted options to purchase 2,200,000 shares of Common Stock at $3.45 per share. The options vested and became exercisable in three equal annual installments upon Mr. Amaral's completion of each year of service over the three-year period measured from the October 13, 1995 grant date. Mr. Amaral is also eligible to receive all other benefits generally made available to the Company's senior executives.

     In September 1997, the Board of Directors approved certain contingent "success fees" payable to Mr. Amaral as follows: (i) $1,000,000 upon the refinancing of the Company on terms acceptable to the Board of Directors, payable (a) $500,000 upon closing of any such refinancing, and (b) $500,000 six months later provided that Mr. Amaral is still employed by the Company at that date; and (ii) $4,000,000 upon the sale of the Company on terms acceptable to the Board of Directors and approved by the Company's stockholders, which would be payable on the earlier of (a) the first anniversary of the sale if Mr. Amaral remains employed by the Company or (b) involuntary termination, other than for cause, of Mr. Amaral following the sale of the Company. The $1,000,000 success fee relating to the refinancing of the Company's debt in May 1998 pursuant to the Securities Exchange Agreement was paid in a $500,000 installment in September 1998 and a $500,000 installment in February 1999.

     In December 1997, at Mr. Amaral's request, the Board of Directors adopted a resolution authorizing the payment of Mr. Amaral's salary, effective January 1, 1998, in shares of Common Stock of the Company with the number of shares issued representing a cash value of the monthly base salary subject to normal or required payroll deductions. The number of shares issued in payment of such salary was calculated based on a per share price equal to the lesser of (i) the closing price of the Company's Common Stock on the last business day of the month, or (ii) the average closing price of the Company's Common Stock during the thirty business days ending on the last business day of the month. In 1998, Mr. Amaral received $325,000, representing salary for the first six months of 1998, in the form of Common Stock. See "Summary Compensation Table."

     In June 1998, Mr. Amaral's employment agreement was amended to provide for
(i) an increase in Mr. Amaral's base salary from $600,000 per annum to $650,000 per annum, (ii) an extension of the term of Mr. Amaral's employment agreement until May 15, 2000 and (iii) the grant of options to purchase an additional 300,000 shares of Coram Common Stock at a price of $2.625 per share. Subject to Mr. Amaral's continued employment with the Company, such options vest and become exercisable in three equal annual installments on each of the first, second and third anniversaries of their grant date and immediately vest and become exercisable in full upon the occurrence of any event resulting in the full vesting of the original options granted under the employment agreement.

     The Company anticipates entering into an amendment to the employment agreement with Mr. Amaral to reflect the change in his management responsibilities effective April 23, 1999. The amendment to his employment agreement is expected to involve the following: (i) reduction in compensation to $100,000 annually; (ii) a reduction in services required to no more than sixteen hours per month; (iii) a fee of $2,500 per day plus expenses if time spent on Company business exceeds sixteen hours per month; (iv) elimination of the performance bonus contemplated by the agreement relating to the Company achieving certain earning targets; and (v) accelerated vesting of all outstanding options as of the end of the employment term on May 15, 2000, with all stock options remaining exercisable until May 15, 2001.


     Other Named Executive Officers. The Company's Compensation Committee has authorized Company management to enter into employment agreements with Richard
M. Smith, Joseph D. Smith and Paul J. Quiner.



     The employment agreement between the Company and Richard M. Smith is expected to provide for (i) an initial term of three years (through April 30, 2002); (ii) salary of $425,000 annually; (iii) severance payments equal to a minimum of two years annual salary; (iv) a payment of $500,000 upon the occurrence of a "change of control"; and (v) an amendment to his stock option agreements allowing Mr. Smith a period of twelve (12) months during which he may exercise such options following his termination of employment or service for the Company.



     With respect to Joseph D. Smith, his employment agreement is expected to provide (i) an initial term of two years (through April 30, 2001); (ii) salary of $310,000 annually; (iii) a severance payment of a minimum of two years annual salary; and (iv) a payment of $375,000 upon the occurrence of a "change of control."

     With respect to Paul J. Quiner, his employment agreement is expected to provide (i) an initial term of one year (through April 30, 2000); (ii) salary of $225,000 annually; (iii) a severance payment of a minimum of one year annual salary; and (iv) a payment of $150,000 upon the occurrence of a "change of control."



     A "change in control" will be defined in each of the agreements for Messrs. Richard Smith, Quiner and Joseph Smith and other executive officers (described below) as (i) a merger or consolidation in which the Company is not the surviving entity; (ii) the sale, transfer or other disposition of all or substantially all the assets of the Company; and (iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent of the total combined voting power of Coram's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger. The severance amounts will represent minimum severance, including health and welfare benefits, due upon termination by the Company (other than for cause) or involuntary termination following a "change in control."



     In 1997, upon Mr. Smith's promotion to President, Mr. Smith's retention bonus was increased to a total of $240,000, of which $52,500 will become payable in July 1999. Upon Mr. Quiner's promotion to Senior Vice President, Mergers and Acquisitions in July 1998, his retention bonus was increased by $30,000, which will become payable in July 1999.



     Other Executive Officers. The Company's Compensation Committee has authorized Company management to enter into employment and/or severance agreements with certain other executive officers of the Company. The Company's agreement with Wendy L. Simpson, Executive Vice President and Chief Financial Officer of the Company, is expected to provide (i) an initial term of two years (through April 30, 2001); (ii) salary of $310,000 annually; (iii) severance payments of a minimum of two years annual salary; and (iv) a payment of $375,000 upon a "change of control."



     Each of the employment agreements with Messrs. Richard Smith, Quiner, Joseph Smith, and Ms. Simpson and other executive officers is expected to contain non-competition covenants that would cover the period of such officer's employment plus such officer's severance period. The agreements are also expected to contain covenants restricting the solicitation of customers and employees of the Company during such period.



     The Company's Compensation Committee has authorized Company management to enter into employment agreements and/or severance agreements with certain other executive officers of the Company. These agreements will provide for minimum severance payments upon termination of employment and, in certain circumstances, "change of control" payments. The aggregate of all such severance and "change of control" payments to such other executive officers is approximately $836,800.

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS
                                 AND MANAGEMENT

     The following table sets forth as of March 31, 1999 (unless otherwise noted below) the number of shares of outstanding Coram Common Stock beneficially owned by (i) each person known to Coram to be the owner of more than 5% of the outstanding Common Stock, (ii) each of the executive officers of the Company,
(iii) each of the directors of the Company, and (iv) all directors and executive officers of Coram as a group. All information is taken from or based upon ownership filings made by such persons with the Commission or upon information provided by such persons to the Company.


                                                                                  PERCENTAGE OF SHARES
                   NAME AND ADDRESS OF                      NUMBER OF SHARES OF     OF COMMON STOCK
                   BENEFICIAL OWNER(1)                        COMMON STOCK(2)        OUTSTANDING(3)
                   -------------------                      -------------------   --------------------
Donald J. Amaral..........................................        2,524,296               4.9%
William J. Casey..........................................            4,191                  *
Scott R. Danitz...........................................            8,064                  *
Stephen A. Feinberg (4)...................................       21,103,755              29.9%
Richard A. Fink...........................................            9,791                  *
Scott T. Larson...........................................           65,256                  *
Domenic A. Meffe..........................................           13,189                  *
Vito Ponzio, Jr...........................................           64,482                  *
Stephen G. Pagliuca.......................................            9,791                  *
Paul J. Quiner............................................          104,614                  *
Wendy L. Simpson..........................................          165,833                  *
Joseph D. Smith...........................................          219,473                  *
L. Peter Smith............................................           39,872                  *
Richard M. Smith..........................................          429,876                  *
All executive officers and directors, as a group (14
  persons)................................................       24,753,750              33.4%
Cerberus Entities (4).....................................       21,103,755              29.9%
Foothill (5)..............................................        8,599,849              14.8%
Goldman, Sachs (6)........................................       21,023,744              29.8%


---------------

 *  Less than 1%

(1) Unless otherwise indicated, the address of each person named above is 1125 Seventeenth Street, Suite 2100, Denver, Colorado 80202.


(2) The aggregate ownership numbers presented include the following shares of Common Stock subject to options for the following persons: Mr.
    Amaral -- 2,400,000; Mr. Casey -- 2,291; Mr. Danitz -- 7,291; Mr.
    Fink -- 9,791; Mr. Larson -- 58,333; Mr. Meffe -- 11,666; Mr.
    Ponzio -- 58,564; Mr. Pagliuca - 9,791; Mr. Quiner -- 96,092; Mrs.
    Simpson -- 145,833; Mr. Joseph D. Smith -217,186; Mr. L. Peter
    Smith -- 9,791; Mr. Richard M. Smith -- 426,561. Except as indicated by footnote, Coram has been advised that the persons and entities named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.



(3) Shares of Common Stock issuable upon exercise of options or warrants or conversion of securities convertible into shares of Common Stock that are exercisable or convertible currently or within 60 days are deemed outstanding for purposes of computing the percentage ownership of the person or entity holding such options, warrants or convertible securities but not for purposes of computing the percentage of any other person or entity. Percentage computations are based on 49,467,504 shares of Common Stock outstanding as of March 31, 1999.


(4) Information with respect to Stephen A. Feinberg and the Cerberus Entities (as defined below) are based on the Schedule 13D, Amendment No. 1 and Amendment No. 2 thereto, dated June 30, 1998, August 26, 1998 and April 9, 1999, respectively, filed with the Commission. Cerberus Partners, L.P. ("Cerberus") is the holder of $15,174,268 principal amount of Series B Notes of the Company; Cerberus International, Ltd. ("International") is the holder of $9,644,090 principal amount of Series B Notes of the Company; Ultra Cerberus Fund, Ltd. ("Ultra") is the holder of $989,137 principal amount of Series B Notes of the Company and certain private investment funds (the "Funds") in the aggregate are the holder of $7,418,531 principal amount of Series B Notes of the Company. (Cerberus, International, Ultra and the Funds are collectively referred to as the "Cerberus Entities.") The Series B Notes are convertible, at the option of the holder thereof, into shares of Common Stock of the Company at the rate of $2.00 per share. Mr. Feinberg possesses sole power to vote and direct the disposition of all securities of the Company owned by each of Cerberus, International, Ultra and the Funds. In addition, $7,238,688 principal amount of Series B Notes are held of record by Cerberus, with respect to which Mr. Feinberg exercises sole voting but no investment control over such Series B Notes and the shares of Common Stock into which such Series B Notes are convertible. Also, Cerberus, International, Ultra and the Funds are the holders of warrants to purchase, respectively, 246,637, 327,150, 32,976 and 248,147 additional shares of Common Stock of the Company, and Mr. Feinberg possesses sole voting but no investment control over warrants to purchase an additional 16,488 shares of Common Stock from the Company and sole voting but no investment control over the shares of Common Stock underlying such 16,488 warrants. Thus, for the purposes of Rule 13d-3 of the Exchange Act, Mr. Feinberg is deemed to beneficially own 21,103,754 shares of Common Stock, or 29.9% of those deemed issued and outstanding pursuant to Rule 13d-3.


     Pursuant to an agreement between Cerberus and Goldman Sachs Credit Partners, L.P. ("GSCP"), dated as of April 22, 1997 (the "GSCP Agreement"), GSCP has the right to receive the dividends from, and the proceeds from the sale of, $8,992,159 principal amount (the "GSCP Interest") of the $15,174,268 principal amount of Series B Notes held by Cerberus and the shares of Common Stock into which such Series B Notes relating to the GSCP Interest are convertible. In addition, certain unaffiliated entities, in the aggregate, have the right to receive the dividends from, and the proceeds from the sale of, $7,238,688 principal amount of Series B Notes and the shares of Common Stock into which such Series B Notes are convertible and warrants to purchase 16,488 shares of Common Stock and the shares of Common Stock underlying such 16,488 warrants. The address for Mr. Feinberg and the Cerberus Entities is 450 Park Avenue, 28th Floor, New York, New York 10022.



(5)  Information with respect to Foothill (as defined below) is based on the
     Schedule 13G, Amendment No. 1 and Amendment No. 2 thereto dated June 30, 1998, August 26, 1998 and April 9, 1999, respectively, filed with the Commission. The Foothill Group, Inc., a Delaware Corporation ("Group"), Foothill Capital Corporation, a California corporation ("Capital"), Foothill Partners II, L.P., a Delaware limited partnership ("Partners"), Foothill Income Trust, L.P., a Delaware limited partnership ("Foothill Trust"), FIT GP, LLC, a Delaware limited liability company ("FIT") and M. Edward Stearns, Karen S. Sandler, Dennis R. Ascher, Jeffrey T. Nikora, and John F. Nickoll (collectively, the "Managing Partners/Members") and Peter
     E. Schwab and David C. Hilton (the "Managing Partners") (Group, Capital, Partners, Foothill Trust, FIT, the Managing Partners/Members and the Managing Partners are collectively referred to as "Foothill"). Group, the Managing Partners/Members and the Managing Partners are the general partners of Partners. Capital is a wholly-owned subsidiary of Group. FIT is the general partner of Foothill Trust and the Managing Partners/Members are the managing members of FIT. Accordingly, (i) Group, the Managing Partners/Members and the Managing Partners may be deemed to beneficially own the shares of Common Stock held by Partners, as its general partners,
     (ii) the Managing Partners/Members may be deemed to beneficially own the shares of Common Stock held by Foothill Trust as the managing members of the general partner of Foothill Trust, (iii) FIT may be deemed to beneficially own the shares of Common Stock held by Foothill Trust, as its general partner, and (iv) Group may be deemed to beneficially own the shares held by Capital as its sole shareholder. Foothill has a beneficial interest in all or part of $16,487,123 principal amount of the Company's Series B Notes, which are convertible into the Company's Common Stock at a conversion price of $2.00 per share. In addition, certain Foothill entities own warrants that are exercisable into shares of the Company's Common Stock. The address for Foothill is 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025.

(6)  Information with respect to Goldman, Sachs (as defined below) is based on
     Schedule 13D, Amendment No. 1 and Amendment No. 2 thereto dated June 30, 1998, August 26, 1998 and April 9, 1999, respectively, filed with the Commission. GSCP, Goldman Sachs Global Holdings L.L.C. ("GSGH"), Goldman, Sachs & Co. ("GS&Co."), and The Goldman Sachs Group, L.P. ("GS Group") are referred to collectively as "Goldman, Sachs."


     GSCP, a Bermuda limited partnership, was formed for the purpose of providing bank debt financing and trading and investing in bank loans, trade claims and other loans and loan instruments. GSGH, a Delaware limited liability company, is the sole general partner of GSCP. The managing member of GSGH is GS Group. The principal business address of GSCP is Conyers, Dill & Pearman, Church Street, Hamilton HM CX, Bermuda. The principal business address of GSGH is 85 Broad Street, New York, NY 10004.

     GS&Co., a New York limited partnership, is an investment banking firm and a member of the NYSE and other national exchanges. GS Group, one of the general partners of GS&Co., owns a 99% interest in GS&Co. GS Group is a Delaware limited partnership and holding partnership that (directly and indirectly through subsidiaries or affiliated companies or both) is a leading investment banking organization. The other general partner of GS&Co. is The Goldman Sachs & Co. L.L.C., a Delaware limited liability company ("GS L.L.C."), which is a wholly-owned subsidiary of GS Group and The Goldman Sachs Corporation, a Delaware corporation ("GS Corp."). GS Corp. is the sole general partner of GS Group. The principal business address of each of GS&Co., GS Group, GS L.L.C. and GS Corp. is 85 Broad Street, New York, NY 10004.

     Following the transactions under the Securities Exchange Agreement, GSCP owned (i) $52,837,117.31 principal amount of Series A Notes and $30,970,375.22 principal amount of Series B Notes directly and (ii) $15,341,104.08 principal amount of Series A Notes and $8,992,158.80 principal amount of Series B Notes subject to the GSCP Agreement.

     As of June 30, 1998, GS&Co. and GS Group beneficially owned 579 shares of Common Stock of the Company held in client accounts with respect to which GS&Co. or employees of GS&Co. have voting or investment discretion, or both ("Managed Accounts"). GS&Co. and GS Group each disclaims beneficial ownership of shares of Common Stock held in Managed Accounts.

     On August 26, 1998, GS&Co. acquired warrants of the Company (the "New Warrants") giving GS&Co. the right to acquire 863,588 shares (subject to antidilution and other adjustments) of Common Stock of the Company. The New Warrants were issued pursuant to the warrant agreement dated as of August 26, 1998 to which GSCP and the Company were party in connection with the senior loan agreement dated as of August 20, 1998 to which GSCP and the Company were parties. GSCP directed that the New Warrants be issued to GS&Co.

     As of April 9, 1999, GSCP beneficially owned 19,981,267 shares of Common Stock (representing 28.8% of the Common Stock outstanding), GSGH beneficially owned 19,981,267 shares of Common Stock (representing 28.8% of the Common Stock outstanding), GS Group beneficially owned 21,023,744 shares of Common Stock (representing 29.8% of the Common Stock outstanding), and GS&Co. beneficially owned 21,023,744 shares of Common Stock (representing 29.8% of the Common Stock outstanding).

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     From January 1998 through June 1998, the Compensation Committee was comprised of Stephen G. Pagliuca and L. Peter Smith. In June 1998, Mr. Feinberg was added to the Committee in accordance with the terms of the Securities Exchange Agreement. Messrs. Feinberg, L. Peter Smith and Pagliuca are non-employee directors of Coram who have not previously been in Coram's employ. No executive officer of Coram serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of Coram's Board of Directors or Compensation Committee.

COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION

     The Company's Compensation Committee sets the base salary of certain executive officers each fiscal year and approves the individual bonus programs to be in effect for those individuals. The Board of Directors has delegated to the Compensation Committee the authority to award stock options under the Stock Option Plan to Coram's executive officers and other key employees and may delegate authority with respect to other compensation issues from time to time. The following is a summary of the policies which governed our decisions concerning the compensation paid to Coram's executive officers for the fiscal year ended December 31, 1998, including the compensation reflected in the tables which appear elsewhere in this Proxy Statement, and have continued to govern such decisions during the current fiscal year except where noted.

  General Compensation Policy

     Introduction. Our major objectives for the 1998 fiscal year were to continue a compensation structure which would retain the services of those executive officers of Coram whom we identified as essential to the Company's long-term financial success and to attract additional executive officers to the Company. Accordingly, we continued our 1997 compensation policy with three principal objectives: (i) to maintain key executive compensation consistent with the healthcare industry; (ii) to offer base salary levels and annual incentive compensation sufficient to attract new executives and induce certain existing management to remain with the Company to continue to lead and participate in the Company's efforts; and (iii) to provide an equity component in the form of stock option grants sufficient to strengthen the mutuality of interests between management and Coram's stockholders.

     Factors. The primary factors which we considered in establishing the components of each executive officer's compensation package for the 1998 fiscal year were the same as we used in 1997 and are summarized below. We may, however, apply entirely different factors, particularly different measures of performance, in setting executive compensation for future fiscal years.


     - BASE SALARY. As indicated, the base salary of each executive officer for the 1998 fiscal year was based on salary levels we believed were necessary to retain and attract certain executive officers. On the basis of our knowledge of the alternate site health care industry and turn-around situations, we believe that these base salary levels are competitive with the companies with which Coram competes for executive talent. During 1997, we engaged Human Capital Services Practice Group of Arthur Andersen, Chicago to review our compensation program and, through one or more external compensation surveys for the industry, have independently confirmed the specific percentiles at which the base salary levels in effect for Coram's executive officers stood in relation to other companies in the industry. Salaries in 1998 for the Named Executive Officers were raised to amounts consistent with the information derived from the 1997 survey (the "Compensation Review"). We continue to feel that the most appropriate vehicle to retain and attract executive officers and to contribute to Coram's financial success was to have a substantial portion of their total compensation package be in the form of the long-term equity component described below.


       Because it was not our intent during either 1997 or 1998 to target the base salary levels in effect for the executive officers at a designated percentile of the salary levels in effect for other companies in the alternate site health care industry, there is no meaningful correlation between Coram's salary levels and the rates of base salary in effect for those companies which are taken into account in the Industry Index utilized for purposes of the stock price performance graph which follows this report.

     - ANNUAL INCENTIVE COMPENSATION. Incentive compensation is awarded based upon the Company's financial performance and improvement, as well as the Committee's recommendations regarding current position, specific accomplishments and personal performances of executive officers. All executive officers have the opportunity to earn cash awards. Even though the Board of Directors believes that significant accomplishments have been made in the current year to stabilize the Company and form a foundation for the future, none of the Named Executive Officers, other than Joseph D. Smith, received any discretionary awards. Each did receive retention or other bonuses paid pursuant to specific commitments made to the individuals in prior years.

     - LONG-TERM INCENTIVE COMPENSATION. The option grants which we make to the executive officers under the Company's Stock Option Plan are intended to advance our overall objective in subjecting a substantial portion of each officer's compensation package to Company performance measured in terms of stock price appreciation. Accordingly, the option grants are designed to align the interests of Coram's executive officers with those of the stockholders and provide each executive officer with a significant incentive to manage Coram from the perspective of an owner with an equity stake in the business. Each grant allows the executive officer to acquire shares of Coram Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten years). The option shares vest in periodic installments over a specified period (generally four years), contingent upon the executive officer's continued employment with Coram. Accordingly, the options will provide a return to the executive officer only if he or she remains with Coram, and then only if the price of Coram's Common Stock appreciates.

     The size of the option grant to each executive officer was set at a level which we felt was appropriate to create a meaningful opportunity for stock ownership based upon the executive officer's current position with Coram, internal comparability with option grants made to other Company executives, the executive officer's current level of performance and his or her potential for future responsibility and promotion over the option term.

     We have established certain general guidelines by which we seek to target a fixed number of unvested option shares for each executive officer based upon his or her current position with Coram and his or her potential for growth within Coram, i.e., future responsibilities and possible promotions over the option term. However, we do not strictly adhere to these guidelines in making stock option grants, and the relative weight which we give to the various factors varies from individual to individual, as the circumstances warrant.

     In light of the policies described above governing the Committee's actions, particularly our desire to induce existing management to remain with the Company, we have taken several actions in the past years and during the current fiscal year to provide additional compensation to those officers playing a significant role in the Company's turn-around efforts and to better align certain officers equity compensation to the Company's current market position.

     In April 1997, based on recommendations set forth in the Compensation Review and other relevant considerations, we awarded bonuses, in an aggregate amount of $709,000, to certain Coram officers in recognition of performance during the 1996 fiscal year. In June 1997, we approved certain retention bonuses in an aggregate amount of $1,749,750 payable to 13 key executives contingent on active employment with Coram through December 31, 1998, and minimum severance agreements of 6 months to 12 months. In addition, we approved change in control payments in the amount of $1,885,000 to 8 key executives payable the earlier of one year or upon involuntary termination upon a change of control. Further, in June 1997, we awarded additional options to purchase an aggregate of 786,250 shares of Coram Common Stock to 12 key executives. Such options contain terms substantially similar to prior grants received by such officers, including vesting over a four-year period contingent upon employment with the Company.


     In April 1999, in connection with Mr. Smith's promotion to Chief Executive Officer, we authorized Company management to enter in an employment agreement with Mr. Smith. The employment agreement between the Company and Mr. Smith is expected to provide for (i) an initial term of three years (through April 30, 2002); (ii) salary of $425,000 annually; (iii) severance payments equal to a minimum of two years annual salary; (iv) a payment of $500,000 upon the occurrence of a "change of control"; and (v) an amendment to his stock option agreements allowing Mr. Smith a period of twelve (12) months during which he may exercise options following his termination of employment or service for the Company.



     Company management has also been authorized to enter into employment agreements with Joseph D. Smith and Paul J. Quiner.



     With respect to Joseph D. Smith, his employment agreement is expected to provide (i) an initial term of two years (through April 30, 2001); (ii) salary of $310,000 annually; (iii) a severance payment of a minimum of two years annual salary; and (iv) a payment of $375,000 upon the occurrence of a "change of control."

     With respect to Paul J. Quiner, his employment agreement is expected to provide (i) an initial term of one year (through April 30, 2000); (ii) salary of $225,000 annually; (iii) a severance payment of a minimum of one year annual salary; and (iv) a payment of $150,000 upon the occurrence of a "change of control."



     Company management has also been authorized to enter into employment and/or severance agreements with certain other executive officers of the Company. The Company's agreement with Wendy L. Simpson, Executive Vice President and Chief Financial Officer of the Company, is expected to provide (i) an initial term of two years (through April 30, 2001); (ii) salary of $310,000 annually; (iii) severance payments of a minimum of two years annual salary; and (iv) a payment of $375,000 upon a "change of control."



     Each of the employment agreements with Messrs. Richard Smith, Quiner, Joseph Smith, and Ms. Simpson and other executive officers is expected to contain non-competition covenants that would cover the period of such officer's employment plus such officer's severance period. The agreements are also expected to contain covenants restricting the solicitation of customers and employees of the Company during such period.



     We have also authorized Company management to enter into employment agreements and/or severance agreements with certain other executive officers of the Company. These agreements will provide for minimum severance payments upon termination of employment and, in certain circumstances, "change of control" payments. The aggregate of all such severance and "change of control" payments to such other executive officers is approximately $836,800.


  CEO Compensation

     Mr. Amaral's compensation was set pursuant to the terms of the employment agreement between Mr. Amaral and Coram entered into in October 1995. As disclosed in the Summary Compensation Table, Mr. Amaral received a bonus of $600,000 for services performed during fiscal 1996, 50% of which was paid in cash in April 1997 and 50% which was paid in shares of the Company's Common Stock. The amount of such bonus was determined pursuant to the terms of Mr. Amaral's employment agreement, based on the Company's exceeding certain EBITDA goals set by the Board of Directors for fiscal 1996. In March 1998, Mr. Amaral received a bonus of $90,000 for services performed during fiscal 1997.


     In December 1997, at Mr. Amaral's request, the Board of Directors adopted a resolution authorizing the payment of Mr. Amaral's salary, effective January 1, 1998, in shares of common stock of the Company with the number of shares issued representing a cash value of the monthly base salary subject to normal or required payroll deductions. The number of shares to be issued in payment of such salary is calculated based on a per share price equal to the lesser of (i) the closing price of the Company's Common Stock on the last business day of the month, or (ii) the average closing price of the Company's Common Stock during the thirty business days ending on the last business day of the month. In 1998, Mr. Amaral received $325,000, representing salary for the first six months of 1998, in the form of Common Stock. See "Summary Compensation Table."



     In May 1998, the Board of Directors approved an amendment to Mr. Amaral's agreement providing for, among other things, an increase in his base salary to $650,000 and an extension of the term of such agreement until May 2000. In approving the terms of such amendment we relied in part on the Compensation Review. Other factors relevant to the Committee's approval of the amendment, in addition to the factors described above applicable to all executive officers, include the critical role Mr. Amaral has played in the Company's turnaround efforts and the Company's need to insure continuity in the chief executive officer position.


     In April 1999, in connection with the change in Mr. Amaral's management responsibilities, the Board of Directors adopted a resolution authorizing the Company to enter into an amendment to the employment agreement with Mr. Amaral. See "Employment Contracts, Termination of Employment and Change of Control Arrangements" for a description of compensation relating to Mr. Amaral, including a description of an amendment to Mr. Amaral's employment agreement effective May 16, 1998, the revision to Mr. Amaral's success fee in September, 1998, and the expected amendment to Mr. Amaral's employment agreement.

  Compliance with Internal Revenue Code Section 162(m)


     As a result of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), Coram is allowed a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation does not exceed $1 million per officer in any one year. This limitation applies to all compensation paid to the covered executive officers which is not considered to be performance based. However, any payments that qualify as performance-based compensation are not taken into account for purposes of this limitation. On the basis of this distinction, the Stock Option Plan has been specifically designed to assure that any compensation deemed paid in connection with the exercise of stock options granted under the plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify for performance-based treatment.



     We do not expect that the compensation to be paid to Coram's executive officers for the 1999 fiscal year will exceed the $1.0 million limit per officer as defined in Section 162(m) of the Code. However, we will defer any decision on whether to restructure one or more components of the compensation paid to the executive officers so as to qualify those components as performance-based compensation that will not be subject to the $1 million limitation.


     The foregoing report has been submitted by the undersigned in our capacity as members of Coram's Compensation Committee.

                                            Stephen G. Pagliuca
                                            L. Peter Smith
                                            Stephen A. Feinberg (member after
                                            June 1998)

STOCK PERFORMANCE GRAPH

     The following graph shows a comparison of the cumulative total stockholder returns assuming reinvestment of dividends for (i) Coram; (ii) the companies included in the Standard & Poor 500 Stock Index; and (iii) Apria Healthcare Group, Inc., Olsten Corporation, American Homepatient, Inc., and Option Care, Inc., which comprise the Company's Peer Group, for the period commencing July 11, 1994, the date the Common Stock was first publicly traded, through December 31, 1998. The stockholder returns are based upon an assumed $100 investment made on July 11, 1994 in each of three charted alternatives. The chart does not reflect changes in Coram's stock price subsequent to December 31, 1998.

                COMPARISON OF 53 MONTH CUMULATIVE TOTAL RETURN*
      AMONG CORAM HEALTHCARE CORPORATION, THE S&P 500 INDEX AND PEER GROUP

                                                    CORAM HEALTHCARE
                                                       CORPORATION                 PEER GROUP                    S&P 500
                                                    ----------------               ----------                    -------
 7/11/94                                                   100                         100                         100
12/31/94                                                   115                         103                         104
12/31/95                                                    30                         130                         143
12/31/96                                                    34                          89                         176
12/31/97                                                    23                          76                         234
12/31/98                                                    13                          37                         301

---------------

* Based on $100 invested on July 11, 1994 in stock or in the index, including reinvestment of dividends.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     L. Peter Smith. L. Peter Smith also serves on the Board of Directors of Sabratek Corporation, a manufacturer of medical devices. In December 1998, the Company agreed to amend its agreement with Sabratek Corporation to be the Company's sole supplier of multi-therapy infusion pumps and related proprietary telemedicine technology during the next ten (10) years. This agreement contains a provision that allows either party to cancel the agreement upon 90 days' notice. The pricing schedule applicable to the infusion pumps and related technology to be purchased was negotiated by certain of Coram's management after proposals from other manufacturers for comparable equipment had been solicited. The Company purchased approximately $7.8 million of multi-therapy infusion pumps and related proprietary telemedicine technology from Sabratek Corporation in 1998.

     Stephen A. Feinberg; Cerberus Entities; Goldman, Sachs; and
Foothill. Stephen A. Feinberg, a director of the Company, is the managing member of Cerberus Associates, L.L.C., which is the general partner of Cerberus and the investment manager for each of International, Ultra and the Funds. Cerberus, International, Ultra, and the Funds hold $15,174,268, $9,644,090, $989,137 and $7,418,513 principal amount of the Series B Notes and warrants to purchase 246,637, 327,150, 32,976, and 248,147 shares of Common Stock, respectively. Cerberus holds approximately $72,546,817 and $8,054,100 principal amount of Series A Notes and notes under the New Senior Credit Facility, respectively. For additional information relating to the ownership of securities of the Company by the Cerberus Entities, Goldman, Sachs and Foothill, see "Security Ownership of Principal Stockholders and Management."


     Cerberus, together with GSCP and Foothill, were previously the holders of the Company's Subordinated Rollover Notes (the"Rollover Notes") and related warrants to purchase up to 20% of the outstanding shares of the common stock of the Company (the "Warrants") on a fully diluted basis. The Cerberus Entities, Goldman, Sachs and Foothill are collectively referred to herein as the "Holders." In June 1997, the Company refinanced $150.0 million owed its lenders under its former senior credit facility (the "Former Senior Credit Facility") through a refinancing transaction with GSCP. GSCP subsequently sold partial interests in the debt to Cerberus and Foothill. In January 1998, the Company repaid all principal, interest and related fees totaling approximately $80.1 million due under the Former Senior Credit Facility and terminated such facility. On May 6, 1998, the Company entered into the Securities Exchange Agreement with the Holders. The Securities Exchange Agreement provided for the cancellation of the Rollover Notes (including deferred interest and fees) and the Warrants in an exchange, effective April 13, 1998, for the payment of $4.3 million in cash and the issuance by the Company to the Holders of (i) $150.0 million in principal amount of Series A Notes and (ii) $87.9 million in principal amount of Series B Notes. In addition, under the Securities Exchange Agreement, the Holders were given the right to approve certain new debt and the right to name one director to the Company's Board of Directors. Through April 13, 1998, the Rollover Notes carried an interest rate that was based on various indices plus a margin that increased by 0.25% quarterly and was 16.75% upon the effective cancellation date. During the year ended December 31, 1998, $10.3 million was accrued on the Rollover Notes.



     The Series A Notes mature in May 2001 and, as initially executed, bore interest at the rate of 9.875% per annum and currently bear interest at a rate of 11.5% per annum payable quarterly in arrears in cash or through the issuance of additional Series A Notes at the election of the Company. During the year ended December 31, 1998, interest expense on the Series A Notes was $10.7 million. The Series B Notes mature in April 2008 and bear interest at the rate of 8% per annum, payable quarterly in arrears in cash or through the issuance of additional Series B Notes at the election of the Company. During the year ended December 31, 1998, interest expense on the Series B Notes was $5.0 million. The Series B Notes were initially convertible into shares of the Company's common stock at a conversion price equal to $3.00 per share, subject to downward reset to the prevailing market prices (calculated based on the average of the closing prices for each of the preceding 20 days) on each of April 13, 1999 and October 13, 1999.


     In July 1998, the Company issued secured promissory notes (the "Promissory Notes") in the aggregate principal amount of $6.0 million to the Holders of the Series A and B Notes. The Promissory Notes matured August 20, 1998 and carried an interest rate of 12% per annum, payable in cash on the maturity date of the

Promissory Notes. In August 1998, the Company repaid in full all principal and interest totaling approximately $6.1 million.

     On August 20, 1998, the Company entered into a definitive agreement (the "New Senior Credit Facility") with the Holders providing for the availability of a $60.0 million facility for acquisitions, working capital, letters of credit and other corporate purposes. The availability is subject to certain borrowing base calculations as defined in the underlying agreement. The New Senior Credit Facility matures February 26, 2001 and bears an interest rate of prime plus 1.5%, payable in arrears on the first business day of each month. The interest rate was 9.25% at December 31, 1998. Under the New Senior Credit Facility, among other nominal fees, the Company was required to pay an upfront fee of 1.0%, or $0.6 million, and is obligated to pay commitment fees on the unused facility of 3/8 of 1.0% per annum, due quarterly in arrears. During the year ended December 31, 1998, interest and related fees on the New Senior Credit Facility were $0.5 million. In addition, the terms of the New Senior Credit Facility provide for the issuance of warrants to purchase up to 1.9 million shares of Common Stock of the Company at $0.01 per share, subject to customary adjustments.


     On April 9, 1999, the Company entered into Amendment No. 2 (the "Note Amendment") to the Securities Exchange Agreement. Pursuant to the Note Amendment, the $87.9 million in outstanding principal amount of Series B Notes will be convertible into shares of the Company's Common Stock at a conversion price of $2.00 per share (subject to customary anti-dilution adjustments). Pursuant to the Note Amendment, the parties also increased the interest rate applicable to the Series A Notes from 9.875% to 11.5% per annum. As of April 15, 1999, the principal amount outstanding under the Series A Notes was approximately $157.6 million.


                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     Six directors are to be elected and qualified at the Meeting. The nominees are: Donald J. Amaral, William J. Casey, Stephen A. Feinberg, Richard A. Fink, Richard M. Smith, and L. Peter Smith. In the absence of written instructions to the contrary, proxies representing shares of Common Stock will be voted FOR the election of each of such persons as directors of Coram for a term commencing on the date of the Meeting and continuing until the 2000 Annual Meeting of Stockholders and until their successors have been duly elected and qualified. In the event that any nominee for director should become unavailable or declines to serve, it is intended that votes will be cast, pursuant to the enclosed proxy, FOR an additional nominee designated by the Nominating Committee of the Board of Directors. As of the date of this Proxy Statement, the Board of Directors has no knowledge that any of the persons named will be unavailable or will decline to serve. None of the nominees has any family relationship among themselves or with any executive officer of Coram.

     THE CORAM BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF ALL NOMINEES FOR DIRECTOR TO SERVE UNTIL THE 2000 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED.

                                   PROPOSAL 2

                 PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF
               INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF
                             SHARES OF COMMON STOCK

BACKGROUND AND PROPOSED AMENDMENT

     The Board of Directors has adopted a resolution to amend the Certificate of Incorporation of the Company to increase the number of authorized shares of the Company's Common Stock from 100,000,000 to 150,000,000 (the "Amendment"). A copy of the proposed Amendment as approved by the Board of Directors is attached hereto as Exhibit A. Under the proposal, the number of authorized shares of preferred stock of the Company would remain unchanged at 10,000,000.

     As of the close of business on May 14, 1999, there were 49,499,663 shares of Common Stock issued and outstanding, and approximately 69,000,000 shares of Common Stock were committed for issuance (i) upon conversion of outstanding securities convertible into Common Stock (such as the Series B Notes), (ii) upon exercise of outstanding options and warrants to purchase Common Stock, and (iii) under the Company's Employee Stock Purchase Plan. No shares of preferred stock are issued and outstanding or committed for issuance.

     The additional shares of Common Stock for which authorization is sought will be identical to the shares of Common Stock of the Company now authorized. Holders of Common Stock do not have preemptive rights to subscribe for additional securities that may be issued by the Company. If authorized under this proposal, the additional shares would be available for issuance at the discretion of the Board of Directors, and no further vote of the stockholders will be required prior to such issuance, except as may otherwise be required by applicable law or the rules of any national securities exchange or registered national securities association on which the Company's shares are then listed.

PURPOSE AND EFFECT OF AMENDMENT


     The purpose of the proposed Amendment is to give the Board of Directors the flexibility and authority to issue additional shares of Common Stock from time to time to satisfy the Company's commitments described above. Furthermore, the additional shares of Common Stock being authorized could be issued publicly or privately for a variety of other corporate purposes, including, without limitation, in connection with financings, acquisitions, stock splits, stock dividends, employment agreements, warrants, stock options, employee benefit plans, or for purposes of augmenting the capital of the Company. The Company currently has no plans, understandings or arrangements to issue any of the additional shares of Common Stock authorized by the Amendment. However, because the need to issue shares can arise when it would be inconvenient or impossible to hold a stockholders' meeting, the Board believes it is prudent business planning to authorize the issuance of an additional 50,000,000 shares of Common Stock.


     There may be certain disadvantages to the additional flexibility afforded the Company as a result of the authorization of additional shares of Common Stock. Although the proposed Amendment is not intended to have an anti-takeover effect, the availability of additional shares of Common Stock could make any attempt to gain control of the Company or the Board of Directors more difficult, costly or time-consuming. Under certain circumstances, the additional shares could be used to frustrate persons seeking to effect a takeover that the Board of Directors determines is not in the best interests of the Company and its stockholders, if such shares were issued to a holder or holders who might oppose the takeover bid. The issuance of additional shares of Common Stock, whether or not in connection with a contest for control, will, in most instances, dilute the voting power of each stockholder, and may dilute earnings and book value on a per share basis.

     This proposal to amend the Certificate of Incorporation is not in response to any effort of which the Company is aware to accumulate the Company's Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board of Directors and stockholders.

RECOMMENDATION AND VOTE

     APPROVAL OF THIS PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF ALL THE OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK ENTITLED TO VOTE AT THE MEETING. IF APPROVED BY THE STOCKHOLDERS, THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION WILL BECOME EFFECTIVE UPON THE FILING WITH THE SECRETARY OF STATE OF THE STATE OF DELAWARE OF ARTICLES OF AMENDMENT, SUBSTANTIALLY IN THE FORM ATTACHED HERETO AS EXHIBIT A, WHICH FILING THE COMPANY PRESENTLY INTENDS UNDERTAKING PROMPTLY AFTER THE MEETING. IF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION IS NOT APPROVED, THE ARTICLES OF AMENDMENT WILL NOT BE FILED.


     THE BOARD OF DIRECTORS IS OF THE OPINION THAT THE AMENDMENT IS ADVISABLE AND IN THE BEST INTERESTS OF THE COMPANY AND UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY.

                                   PROPOSAL 3

                  PROPOSAL TO APPROVE STOCK OPTIONS GRANTED TO
                         FOUR DIRECTORS OF THE COMPANY




     On September 9, 1998, the Compensation Committee of the Board of Directors granted options to each of William J. Casey, Richard A. Fink, Stephen G. Pagliuca, and L. Peter Smith (collectively, the "Options") entitling each such director to purchase 75,000 shares of Common Stock at an exercise price of $1.6875 per share (the "Exercise Price"). The purpose of the Options is to provide valuable incentives for the development of a strong Board of Directors. The Board of Directors believes that the Options are in the best interests of the Company and has directed that the Options be submitted to the stockholders of the Company for approval. In December 1995, Messrs. Fink, Pagliuca and L. Peter Smith agreed to cancel stock options granted to them by the Company upon their election to the Board of Directors in 1994 to make additional shares available for grants to attract and retain employees. In September 1998, Mr. Casey agreed to cancel certain stock options granted to him by the Company upon his election to the Board of Directors.


     The form of Stock Option Agreement representing the Options is set forth in Exhibit B to this Proxy Statement. The following summary is qualified in its entirety by reference to Exhibit B.


     The Options are exercisable, in whole or in part, at the Exercise Price until the tenth anniversary of the issuance of such Option. Each Option terminates 90 days after the holder thereof terminates his service with the Company and 12 months after the holder's death or disability. The Exercise Price will be adjusted in the event of a reclassification, recapitalization, stock split or combination in the shares of the Common Stock, to prevent dilution or enlargement of the Options. Each of the Options are non-transferable except by will or the laws of descent and distribution. Each Option may be amended only by a written amendment signed by holders of such Option and the Company.


RECOMMENDATION AND VOTE

     APPROVAL OF THE OPTIONS REQUIRES A FAVORABLE VOTE OF THE HOLDERS OF A MAJORITY OF THE COMPANY'S COMMON STOCK PRESENT AT THE MEETING, IN PERSON OR BY PROXY, AND ENTITLED TO VOTE.

     THE BOARD OF DIRECTORS IS OF THE OPINION THAT APPROVAL OF THE OPTIONS IS ADVISABLE AND IN THE BEST INTERESTS OF THE COMPANY AND UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE OPTIONS.

                                   PROPOSAL 4

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS


     The accounting firm of Ernst & Young LLP served as independent auditors of the Company for the years ended December 31, 1998, 1997, 1996, 1995 and 1994. Subject to stockholder ratification at the Meeting, the Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1999. The affirmative vote of a majority of the shares of the Company's Common Stock represented and voted at the Meeting is required for ratification of the appointment of Ernst & Young LLP as the Company's independent auditors.


     A representative of Ernst & Young LLP is expected to attend the Meeting. Ernst & Young LLP will have an opportunity to make statements and will be available to respond to appropriate questions from stockholders.

RECOMMENDATION AND VOTE

     RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS REQUIRES A FAVORABLE VOTE OF THE HOLDERS OF A MAJORITY OF THE COMPANY'S COMMON STOCK PRESENT AT THE MEETING, IN PERSON OR BY PROXY, AND ENTITLED TO VOTE.

     THE BOARD OF DIRECTORS IS OF THE OPINION THAT RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS IS ADVISABLE AND IN THE BEST INTERESTS OF THE COMPANY AND UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS.

                                 OTHER MATTERS


     Management does not know of any other matters to be brought before the Meeting. If any other matter is properly presented for consideration at the Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their discretion on such matters.


                             ADDITIONAL INFORMATION

FINANCIAL STATEMENTS


     The Company has enclosed with this Proxy Statement its 1998 Annual Report to Stockholders which includes therein information derived from the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 as filed with the Commission on March 31, 1999, as amended on April 30, 1999 (the "1998 10-K/A"). The Consolidated Financial Statements of the Company included in the 1998 10-K/A and the Consolidated Financial Statements of the Company included in the Company's Quarterly Report on Form 10-Q for the period ended March 31, 1999 as filed with the Commission on May 17, 1999, including in each case the Notes and Schedules thereto, are hereby incorporated by reference herein.



     The information contained in this Proxy Statement should be read together with the information incorporated by reference herein. This Proxy Statement incorporates by reference information which is not presented herein or delivered herewith. The documents incorporated by reference herein (other than exhibits to such documents) is available without charge to any person, including any beneficial owner to whom this Proxy Statement is delivered, upon written or oral request. Requests for such document should be directed to Coram Healthcare Corporation, 1125 Seventeenth Street, Suite 2100, Denver, Colorado 80202,
Attention: Scott T. Larson, telephone: (303) 292-4973. The Company's Website is located at www.coramhc.com. The contents of the Company's Website do not constitute a part of this Proxy Statement. In order to ensure timely delivery of the documents prior to the Meeting, any such request should be made by July 22, 1999.


                 STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Stockholders may submit proposals on matters appropriate for stockholder action at the Company's annual stockholder meetings, consistent with rules adopted by the Commission. Proposals for the 2000 Annual Meeting of Stockholders must be received by the Company not less than 30 days nor more than 60 days prior to the scheduled date of the meeting (or, if less than 40 days' notice or prior public disclosure of the date of the meeting is given, the 10th day following the earlier of (i) the day such notice was mailed or (ii) the day such public disclosure was made) to be considered for inclusion in the proxy statement and form of proxy relating to the 2000 Annual Meeting of Stockholders. Any such proposals should be addressed to: Corporate Secretary, Coram Healthcare Corporation, 1125 Seventeenth Street, Suite 2100, Denver, Colorado 80202.


     Under Rule 14a-8 adopted by the Commission under the Exchange Act, proposals of stockholders to be presented at the 2000 Annual Meeting of Stockholders must be received in reasonable time before the solicitation of proxies relating thereto is made, must conform to certain requirements as to form and may be omitted from the proxy statement and proxy under certain circumstances. In order to avoid unnecessary expenditures of time and money by stockholders, stockholders are urged to review this rule and, if questions arise, to consult legal counsel prior to submitting a proposal.

                         ANNUAL REPORT TO STOCKHOLDERS

     The 1998 Annual Report of the Company, as filed with the Commission, is being mailed to the stockholders with this Proxy Statement. The 1998 Annual Report is not to be considered part of the proxy soliciting material.

                                            CORAM HEALTHCARE CORPORATION

Denver, Colorado

June 23, 1999

                                   EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                          CORAM HEALTHCARE CORPORATION

     Coram Healthcare Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Act"), hereby certifies as follows:

     1. The name of the corporation is Coram Healthcare Corporation (the "Corporation").

     2. The amendment to the Certificate of Incorporation of the Corporation set forth below was duly adopted in accordance with the provisions of
        Section 242 of the Act.

     3. The Certificate of Incorporation of the Corporation is hereby amended by deleting Article FOURTH, Section A thereof in its entirety and substituting in lieu thereof the following, so that Article FOURTH, Section A shall hereafter read as follows:

        "FOURTH. A. AUTHORIZED CAPITAL STOCK. The total number of shares that the corporation shall have authority to issue shall be 160,000,000 shares, of which 150,000,000 shares shall be Common Stock, $.001 par value, and 10,000,000 shares shall be Preferred Stock, $.001 par value."


     IN WITNESS WHEREOF, Coram Healthcare Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this
day of           , 1999.


                                            CORAM HEALTHCARE CORPORATION, a
                                            Delaware corporation

                                            By:
                                               --------------------------------
                                            Title:
                                                  -----------------------------

                                   EXHIBIT B

                             STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT (this "Agreement") is entered into as of the 9th day of September, 1998, between Coram Healthcare Corporation, a Delaware
corporation (the "Company"), and                (the "Optionee").

                                R E C I T A L S

     A. The Board of Directors of the Company (the "Board") desires to provide Optionee with a favorable opportunity to acquire shares of the Company's Common Stock.

     B. The Board regards the Optionee as a key contributor to the Company and has determined that it would be in the best interests of the Company and its stockholders to grant the Option described in this Agreement to the Optionee as an inducement to remain affiliated with the Company, and as an incentive for increasing efforts during such affiliation.

     NOW, THEREFORE, it is agreed as follows:

     1. DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, the capitalized terms used herein shall have the following meanings:

          (a) "Act" shall mean the Securities Act of 1933, as amended.

          (b) "Board" shall mean the Board of Directors of the Company.

          (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (d) "Common Stock" shall mean the Common Stock, $.001 par value per share, of the Company and any class of shares into which such Common Stock hereafter may be converted or reclassified.

          (e) "Disability" shall mean a medically determinable physical or mental impairment which has made an individual incapable of engaging in any substantial gainful activity and which can be expect to result in death or has lasted or it can be expected to last for a continuous period of not less than twelve (12) months.

          (f) "Employee" shall mean an individual who is employed (within the meaning of Section 3401 of the Code and the regulations thereunder) by the Company or a Subsidiary.

          (g) "Fair Market Value" shall mean the value of one (1) Share of Common Stock, determined as follows:

             (i) If the Shares are traded on an exchange or over-the-counter on the National Market System (the "NMS") of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), (A) if listed on an exchange, the closing price as reported for composite transactions on the business day immediately prior to the date of valuation or, if no sale occurred on that date, then the mean between the closing bid and asked prices on such exchange on such date, and (B) if traded on the NMS, the last sale price on the business day immediately prior to the date of valuation or, if no sale occurred on such date, then the mean between the highest bid and lowest asked prices as of the close of business on the business day immediately prior to the date of valuation, as reported in the NASDAQ system;

             (ii) If the Shares are not traded on an exchange or the NMS but are otherwise traded over-the-counter, the mean between the highest bid and lowest asked prices quoted in the NASDAQ system as of the close of business on the business day immediately prior to the date of valuation or, if on such day such security is not quoted in the NASDAQ system, the mean between the representative bid and asked prices on such date in the domestic over-the-counter market as reported by the National Quotation Bureau, Inc., or any similar successor organization; and

             (iii) If neither clause (i) nor (ii) above applies, the fair market value as determined by the Board. Such determination shall be conclusive and binding on all persons.

          (h) "Option" shall mean the stock option granted pursuant to this Agreement.

          (i) "Option Shares" shall mean the Shares that may be obtained by the Optionee upon exercise of the Option.

          (j) "Purchase Price" shall mean the Exercise Price multiplied by the number of Option Shares with respect to which an Option is exercised.

          (k) "Share" shall mean one share of Common Stock.

          (l) "Subsidiary" shall mean any corporation at least fifty percent (50%) of the total combined voting power of which is owned by the Company or another Subsidiary.

     2. GRANT OF OPTION. The Company hereby grants to the Optionee as of the date hereof (the "Grant Date"), subject to the terms, conditions and vesting schedule of this Agreement, the Option to purchase all or any part of an aggregate of seventy-five thousand (75,000) Shares. The Option is not intended to qualify as an incentive stock option under Section 422A of the Code.

     3. EXERCISE PRICE. The price to be paid for Option Shares upon exercise of the Option or any part thereof shall be $1.6875 per share (the "Exercise Price"), subject to adjustment in accordance with Section 22 hereof.

     4. RIGHT TO EXERCISE. Commencing on the date hereof and subject to the terms, conditions and vesting schedule of this Agreement, the Optionee shall have the right to exercise all or any part of the Option. As the Option becomes exercisable for one or more installments, whose installments shall accumulate, and the Option shall remain exercisable the accumulated installments until the Expiration Date or the sooner termination of the Option pursuant to Section 7 or 8 below. In no event shall the Option become exercisable for any additional Shares following the Optionee's cessation of service with the Company or any parent corporation or Subsidiary pursuant to Section 7 or 8 below.

     5. VESTING SCHEDULE. Subject to the conditions set forth in this Agreement, the right to exercise this Option shall accrue in accordance with the vesting schedule set forth on Exhibit I attached hereto and made a part hereof.

     6. TERM OF OPTION. The Option shall terminate in any event on the earliest of (a) the close of business on the tenth anniversary of the Grant Date (the "Expiration Date"), (b) the expiration of the period described in Section 7 below, or (c) the expiration of the period described in Section 8 below. The Option shall also terminate as provided elsewhere in this Agreement.

     7. EXERCISE FOLLOWING TERMINATION OF SERVICE. If Optionee's service with the Company (or any parent corporation or Subsidiary) terminates for any reason other than death or Disability, the Option (to the extent such Option is exercisable at the time of such cessation of service) may be exercised within ninety (90) days after the date of such termination. In no event, however, may this Option be exercised at the any time after the Expiration Date. The foregoing notwithstanding, the Option shall cease to be exercisable on the date of such termination if such termination is for cause. For this purpose, "cause" shall mean conviction of a felony, misappropriation of the assets of the Company or parent corporation or Subsidiary, any act of fraud or dishonesty, any unauthorized use or disclosure by the Optionee of confidential information or trade secrets of the Company or any parent corporation or Subsidiary, or any other intentional misconduct by the Optionee adversely affecting the business or affairs of the Company in a material manner. In addition, for this purpose, the service relationship shall be treated as continuing intact while the Optionee is on military leave, sick leave or other bona fide leave of absence (to be determined in the sole discretion of the Board).

     8. EXERCISE FOLLOWING DEATH OR DISABILITY. If the Optionee's service with the Company (or any parent corporation or Subsidiary) terminates by reason of the Optionee's death or Disability, but while the Optionee could have exercised the Option and has not fully exercised the Option, the Option may be exercised within twelve (12) months after the date of the Optionee's death or termination by reason of Disability. In case of death, the exercise may be made by his or her representative or by the person entitled thereto under the

Optionee's will or the laws of descent and distribution; provided that such representative or such person consents in writing to abide by and be subject to the terms of this Agreement and such writing is delivered to the Secretary of the Company. Notwithstanding the foregoing, in no event may this Option be exercised after the Expiration Date.

     9. TIME OF TERMINATION OF SERVICE. For the purposes of this Agreement, the Optionee's service shall be deemed to have terminated on the earlier of (a) the date when the Optionee's service is in fact terminated or (b) the date when the Optionee gave or received written notice that his or her service is to terminate.

     10. NONTRANSFERABILTY. The Option shall be exercisable during the Optionee's lifetime only by the Optionee or by the Optionee's guardian or legal representative and shall be nontransferable, except that the Optionee may transfer all or any part of the Option by will or by the laws of descent and distribution. Except as otherwise provided herein, any attempted alienation, assignment, pledge, hypothecation, attachment, execution or similar process, whether voluntary or involuntary, with respect to all or any part of the Option or any right thereunder, shall be null and void and, at the Company's option, shall cause all of the Optionee's rights under this Agreement to terminate.

     11. EFFECT OF EXERCISE. Upon exercise of all or any part of the Option, the number of Option Shares shall be reduced by the number of Shares with respect to which such exercise is made.

     12. EXERCISE OF OPTION. In order to exercise this Option with respect to all or any part of the Option Shares for which this Option is at the time exercisable, the Optionee (or in the case of exercise after the Optionee's death, the Optionee's executor, administrator, heir or legatee, as the case may
be) must take the following auctions:

          (a) Deliver to the Secretary of the Company an executed notice of exercise in substantially the form of Exhibit II to this Agreement (the "Exercise Notice") in which there is specified the number of Option Shares to be purchased under the exercised Option.

          (b) Pay the aggregate Exercise Price for the purchased shares through one or more of the following alternatives:

             (i) full payment in cash or by check made payable to the Company's order;

             (ii) full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date (as such term is defined below);l

             (iii) full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Company's reported earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date and cash or check payable to the Company's order; or

             (iv) full payment effected through a broker-dealer sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions (A) to a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld in connection with such purchase and (B) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

          (c) Furnish to the Company appropriate documentation that the person or persons exercising the Option (if other than Optionee) have the right to exercise the Option.

          (d) The Exercise Date shall be the date on which the executed Exercise Notice is delivered to the Secretary of the Company.

     13. WITHHOLDING TAXES. If the Optionee is an Employee or former Employee of the Company when all or part of the Option is exercised, the Company may require the Optionee to deliver payment, upon exercise of the Option, of all withholding taxes (in addition to the Purchase Price) with respect to the difference between the Purchase Price and the Fair Market Value of the Shares acquired upon exercise (a) in cash, (b) upon written approval from the Board, by delivery of Shares registered in the name of the Optionee, or by the Company not issuing such number of Shares subject to this Option, having a Fair Market Value at the time of exercise in the amount to be withheld, or (c) upon written approval from the Board, any combination of (a) and (b) above.

     14. ISSUANCE OF SHARES. Subject to the foregoing conditions, the Company, as soon as reasonably practicable after receipt of a proper Exercise Notice and without transfer or issue tax or other incidental expense to the person exercising the Option, shall deliver to such person at the principal office of the Company, or such other location as may be acceptable to the Company and such person, one or more certificates for the Shares with respect to which the Option is exercised. Such Shares shall be fully paid and nonassessable and shall be issued in the name of such person. However, at the request of the Optionee, such Shares may be issued in the names of the Optionee and his or her spouse (a) as joint tenants with rights of survivorship, (b) as community property or (c) as tenants in common without right of survivorship.

     15. DISPOSITION OF SHARES. No Shares acquired by the Optionee pursuant to an exercise of the Option may be disposed of in whole or in part until six (6) months after the Grant Date.

     16. RIGHTS AS A STOCKHOLDER. Neither the Optionee nor any other person entitled to exercise the Option shall have any rights as a stockholder of the Company with respect to the Option Shares until a certificate for such Shares has been issued to him or her upon exercise of the Option.

     17. EXTENSION AND RENEWAL OF THE OPTION. The Board may extend or renew the Option or accept the cancellation of the Option (to the extent not previously exercised) for the granting of a new Option in substitution therefor.

     18. NO EMPLOYMENT/SERVICE CONTRACT. Nothing in this Agreement shall confer upon the Optionee any right to continue in the service of the Company (or any parent corporation or Subsidiary employing or retaining the Optionee) for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or such parent corporation or Subsidiary) or Optionee, which rights are hereby expressly reserved by each party, to terminate the Optionee's service with the Company (or any parent corporation or Subsidiary) at any time for any reason whatsoever, with or without cause.

     19. INVESTMENT REPRESENTATIONS. In connection with his or her acceptance of the Option, the Optionee represents and warrants to the Company that he or she:

          (a) is acquiring the Option, and, if applicable, will acquire Option Shares on exercise of the Option, for investment solely for his or her own account and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Act, and that he or she has no present intention of selling, offering to sell or otherwise disposing of or distributing the Option Shares or any portion thereof in any transaction other than a transaction exempt from registration under the Act, and that the entire legal and beneficial interest of the Shares that Optionee may acquire pursuant to this Agreement is being acquired for, and will be held for the account of, the Optionee only and neither in whole nor in part for any other person;

          (b) (i) is an officer or director of the Company, (ii) has a preexisting personal or business relationship with the Company or its officers and directors such that he or she is aware of the Company's plans, operations and financial condition or (iii) has business or financial experience such that he or she has the capacity to protect his or her own interest in acquiring the Option;

          (c) realizes that his or her acquisition of the Option Shares would be a highly speculative investment and that he or she is able, without impairing his or her financial condition, to hold the Option Shares for an indefinite period of time and to suffer a complete loss on his or her investment;

          (d) understands that the Option has not been, and any Option Shares acquired by the Optionee would not be, registered under the Act by reason of a specific exemption under Section 4(2) of the Act, which exemption depends upon, among other things, the bona fide nature of his or her investment intent as expressed herein, and any Option Shares acquired by the Optionee must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available; and

          (e) understands that any Option Shares acquired by the Optionee would constitute restricted securities within the meaning of Rule 144 promulgated under the Act; that the exemption from registration under Rule 144 will not be available in any event for at least one (1) year from the date of purchase of and payment for the Option Shares (and payment by a note is not deemed payment unless it is otherwise secured), and even then will not be available unless (a) a public trading market then exists for the Shares,
     (b) adequate information concerning the Company is then available to the public, and (c) other terms and conditions of Rule 144 are complied with; and that any sale of the Shares may be made by him or her only in limited amounts in accordance with such terms and conditions.

     20. SECURITIES LAW REQUIREMENTS.

          (a) LEGALITY OF ISSUANCE. The issuance of Option Shares upon the exercise of the Option and the grant of the Option shall be contingent upon the following:

             (i) the Company and the Optionee shall have taken all action, if any, required to register the Option and the Option Shares under the Act or perfect an exemption from the registration requirements thereof;

             (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed shall have been satisfied; and

             (iii) any other applicable provision of state or Federal law shall have been satisfied.

          (b) RESTRICTIONS ON TRANSFER; REPRESENTATIONS OF OPTIONEE; LEGENDS. Regardless of whether the offering and sale of Option Shares has been registered under the Act or has been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge or other transfer of such Option Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provision of the Act, the securities laws of any state or any other law. In the event that the sale of Option Shares is not registered under the Act but an exemption is available which requires an investment representation or other representation, the Optionee shall be required to represent that such Option Shares are being acquired for investment, and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary or appropriate by the Company and its counsel. Stock certificates evidencing Option Shares acquired pursuant to an unregistered transaction shall bear the following restrictive legend and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law:

           "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM AND CONTENT TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT."

     Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 20 shall be conclusive and binding on all persons.

          (c) REGISTRATION OR QUALIFICATION OF SECURITIES. The Company may, but shall not be obligated to, register or quality the issuance of the Option or the sale of the Option Shares under the Act or any other applicable law.

          (d) EXCHANGE OF CERTIFICATES. If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Option Shares sold is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Option Shares but lacking such legend.

     21. CORPORATE TRANSACTION.

          (a) In the event of any of the following stockholder-approved transactions effected after the Grant Date to which the Company is a party (a "Corporate Transaction"):

             (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated,

             (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's Subsidiaries) in complete liquidation or dissolution of the Company, or

             (iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger, this Option, to the extent outstanding at such time but not otherwise fully exercisable, shall automatically accelerate so that this Option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable for all the Option Shares at the time subject to this Option and may be exercised for all or any portion of such shares as fully vested shares of Common Stock.

          (b) This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     22. ADJUSTMENT IN OPTION SHARES.

          (a) In the event any change is made to the Common Stock issuable under the plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class effected without the Company's receipt of consideration, the Board shall make appropriate adjustments to (i) the number and/or class of securities subject to this Option and (ii) the Exercise Price payable per share in order to prevent any dilution or enlargement of benefits hereunder. Such adjustments shall be final, binding and conclusive.

          (b) In connection with any Corporate Transaction under Section 21, this Option shall, immediately after such Corporate Transaction, be appropriately adjusted to apply and pertain to the number and class of securities which would have been issued to Optionee in the consummation of such Corporate Transaction had the Option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the Exercise Price payable per share, provided the aggregate Exercise Price payable hereunder shall remain the same.

     23. NOTICES. Any notice to the Company contemplated by this Agreement shall be addressed to it in care of its Secretary, 1125 Seventeenth Street, Suite 2100, Denver, Colorado 80202, or such other address as the Company may specify in a notice to the Optionee; and any notice to the Optionee shall be in writing and shall be addressed to him or her at the address on file with the Company on the date hereof or at such other address as he or she may hereafter designate in writing. Notice shall be deemed to have been given upon receipt or, if sooner, five (5) days after such notice has been deposited, postage prepaid, certified or registered mail, return receipt requested, in the United States mail addressed to the address specified in the immediately preceding sentence.

     24. COMPLIANCE WITH LAWS AND REGULATIONS. The exercise of the Option and the issuance of the Shares upon such exercise shall be subject to compliance by the Company and the Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of Common Stock may be listed for trading at the time of such exercise and issuance.

     25. INTERPRETATION. The interpretation, construction, performance and enforcement of this Agreement shall lie within the sole discretion of the Board, and the Board's determinations shall be conclusive and binding on all interested persons.

     26. CHOICE OF LAW. This Agreement, and all rights and obligations hereunder, shall be governed by the internal laws of the State of Delaware.

     27. SUCCESSORS AND ASSIGNS. Except to the extent otherwise provided in
Section 10 or 21, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs and legal representatives of the Optionee and the successors and assigns of the Company.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

                                            CORAM HEALTHCARE CORPORATION

                                            By:
                                             Name:
                                             Title:

                                            ____________, OPTIONEE

                                            ------------------------------------
                                            Signature

                                            Address:

                                            ------------------------------------

                                   EXHIBIT I

                                VESTING SCHEDULE

     Subject to the conditions set forth in this Agreement, the right to exercise the Option shall accrue as to 25% of the Option Shares on the first anniversary of the Grant Date and as to the balance of the Option Shares in equal successive monthly installments during the next thirty six (36) months thereafter measured from the first anniversary of the Grant Date.

                                   EXHIBIT II

                       NOTICE OF EXERCISE OF STOCK OPTION

     I hereby notify Coram Healthcare Corporation (the "Company") that I elect
to purchase                shares of the Company's Common Stock (the "Purchased
Shares") at the option exercise price of $     per share (the "Exercise Price")
pursuant to that certain option (the "Option"), as evidenced by that certain
Stock Option Agreement dated                (the "Option Agreement").

     Concurrently with the delivery of this Exercise Notice to the Secretary of the Company, I shall hereby pay to the Company the Exercise Price for the Purchased Shares in accordance with the provisions of my Option Agreement with the Company evidencing the Option and shall deliver whatever additional documents may be required by such Option Agreement as a condition for exercise. Alternatively, I may utilize the special broker-dealer sale and remittance procedure specified in my Option Agreement to effect the payment of the Exercise Price for the Purchased Shares.

------------------------------------------------------
Date

                                            ------------------------------------
                                            Optionee

                                            Address:

                                            ------------------------------------

Print name in exact manner it is to
appear on the stock certificate:
                          ------------------------------------------------------

Address to which certificate is to
be sent, if different from address
above:
                          ------------------------------------------------------

                          ------------------------------------------------------

Social Security Number:
------------------------------------------------------

                                      PROXY

                          CORAM HEALTHCARE CORPORATION

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Richard M. Smith and Donald J. Amaral, or any of them, the proxies and attorneys-in-fact for the undersigned, with full power of substitution and revocation, to represent and vote on behalf of the undersigned, at the 1999 Annual Meeting of Stockholders of Coram Healthcare Corporation (the "Company") to be held at The Oxford Hotel, 1600 Seventeenth Street, Denver, Colorado, on August 5, 1999, at 12:00 noon local time, and any adjournments or postponements thereof, all shares of the common stock, $.001 par value per share, of the Company standing in the name of the undersigned or which the undersigned may be entitled to vote as follows on the reverse side.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF  ITEMS 1, 2, 3 and 4.

TO BE COMPLETED AND SIGNED ON THE REVERSE SIDE. SEE REVERSE SIDE.

[X]       PLEASE MARK
          VOTES AS IN
          THIS EXAMPLE.

This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR Items 1, 2, 3 and 4.

1.       Election of Directors.

         NOMINEES: Donald J. Amaral, William J. Casey, Stephen A. Feinberg, Richard A. Fink, Richard M. Smith, and L. Peter Smith.


              [ ] FOR ALL NOMINEES      [ ] WITHHELD FROM ALL NOMINEES
              [ ] FOR ALL NOMINEES EXCEPT AS NOTED ABOVE


2. To approve an amendment to the Company's Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of the Company's Common Stock to 150,000,000 from 100,000,000.

              [ ] FOR           [ ] AGAINST              [ ] ABSTAIN

3. To approve certain options to purchase shares of Company's Common Stock granted to four directors of the Company, William J. Casey, Richard A. Fink, Stephen G. Pagliuca and L. Peter Smith.

              [ ] FOR           [ ] AGAINST              [ ] ABSTAIN

4. Ratification of the appointment of Ernst & Young LLP as independent auditors of the Company.

              [ ] FOR           [ ] AGAINST              [ ] ABSTAIN


5. To transact such other business as may properly come before the Meeting and any adjournments thereof.


The submission of this proxy if properly executed revokes all prior proxies given by the undersigned.

Receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement is hereby acknowledged.


Please sign exactly as the name(s) appear(s) hereon. All holders must sign. When signing in fiduciary capacity, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person.



Signature:                                   Date:

Signature:                                   Date: